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                                                                    EXHIBIT 10.1

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                           REVOLVING CREDIT AGREEMENT
                            dated as of May 29, 2002
                                      among
                       ERP OPERATING LIMITED PARTNERSHIP,
                            THE BANKS LISTED HEREIN,
                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,
                              JPMORGAN CHASE BANK,
                              as Syndication Agent,
                                  BANK ONE, NA,
                            As Co-Syndication Agent,
                        COMMERZBANK AG, NEW YORK BRANCH,
                           as Co-Documentation Agent,
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                           as Co-Documentation Agent,
                         BANC OF AMERICA SECURITIES LLC
                             as Joint Lead Arranger
                             and Joint Book Runner,
                           JP MORGAN SECURITIES INC.,
                             as Joint Lead Arranger
                             and Joint Book Runner,
                         PNC BANK, NATIONAL ASSOCIATION,
                               as Managing Agent,
                             WELLS FARGO BANK, N.A.
                               As Managing Agent,
                               LASALLE BANK, N.A.
                                  as Co-Agent,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                   as Co-Agent
                                 SUNTRUST BANK,
                                  as Co-Agent,
                                  AMSOUTH BANK,
                                   as Co-Agent
                           CITICORP REAL ESTATE, INC.
                                   as Co-Agent
                             MERRILL LYNCH BANK USA,
                                   as Co-Agent
                                       and
                               MORGAN STANLEY BANK
                                   as Co-Agent

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                           REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT"), dated as of May 29, 2002, is among ERP OPERATING LIMITED PARTNERSHIP (the "BORROWER"), the BANKS listed on the signature pages hereof, BANK OF AMERICA, N.A., as Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent.

                              W I T N E S S E T H

          WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

          "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to SECTION 2.3.

          "ADJUSTED ASSET VALUE" means, with respect to any Person or Property,
(i) for any Property (other than Unimproved Assets, Raw Land or Military Housing) for which an acquisition or disposition has not occurred in the Fiscal Quarter most recently ended by the Borrower, EQR and their Consolidated Subsidiaries or Investment Affiliates, the product of four (4) and a fraction, the numerator of which is EBITDA for such Fiscal Quarter attributable to any such Property owned or leased by the Borrower, EQR or any such Consolidated Subsidiary, or in the case of any such Property owned by an Investment Affiliate, the Borrower's Share of EBITDA, in a manner reasonably acceptable to Administrative Agent for the Fiscal Quarter most recently ended, and the denominator

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of which is the FMV Cap Rate, plus (ii) for any Property which has been acquired by the Borrower, EQR and their Consolidated Subsidiaries or Investment
Affiliates in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower, EQR or the Consolidated Subsidiary, or the Borrower's or EQR's pro rata share of the Net Price of the Property paid by the Investment Affiliate for such Property, plus (iii) the value of any Military Housing investments made by the Borrower, EQR or their Consolidated Subsidiaries, measured on a cost basis, plus (iv) the Borrower's share of the value of any Military Housing investments held by an Investment Affiliate, as measured on a cost basis, plus (v) the value of any Unimproved Assets owned by the Borrower, EQR and their Consolidated Subsidiaries, as measured as the lower of (A) the Net Price of such Unimproved Assets paid by the Borrower, EQR and their Consolidated Subsidiaries or (B) the current market value thereof (such market value to be determined by the Borrower in a manner reasonably acceptable to the Administrative Agent), plus (vi) Borrower's Share of the value of any Unimproved Assets owned by an Investment Affiliate, as measured as the lower of (A) the Net Price of such Unimproved Assets paid by the Investment Affiliate or (B) the current market value thereof (such market value to be determined by the Borrower in a manner reasonably acceptable to the Administrative Agent), (vii) the value of any Raw Land owned by the Borrower, EQR and their Consolidated Subsidiaries, as measured as the lower of (A) the Net Price of such Raw Land paid by the Borrower, EQR and their Consolidated Subsidiaries or (B) the current market value thereof (such market value to be determined by the Borrower in a manner reasonably acceptable to the Administrative Agent), plus (viii) Borrower's Share of the value of any Raw Land owned by an Investment Affiliate, as measured as the lower of (A) the Net Price of such Raw Land paid by the Investment Affiliate or (B) the current market value thereof (such market value to be determined by the Borrower in a manner reasonably acceptable to the Administrative Agent); PROVIDED, FURTHER, the value attributable to any Unimproved Assets described in clauses (v) and (vi) above, in excess of fifteen percent (15%) of Gross Asset Value shall be disregarded in calculating Adjusted Asset Value, and provided further, the value attributable to any Raw Land

                                        3
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described in clauses (vii) and (viii) above, in excess of five percent (5%) of
Gross Asset Value shall be disregarded in calculating Adjusted Asset Value.

          "ADMINISTRATIVE AGENT" shall mean Bank of America, N.A., in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

          "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "AGREEMENT" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "APPLICABLE INTEREST RATE" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the

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floating rate applicable to such Floating Rate Indebtedness at the time in question.

          "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans or Swingline Loans, its Domestic Lending Office,
(ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and
(iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "APPLICABLE MARGIN" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. In the event that Borrower receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two (2) highest ratings, provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's. In the event that each of said two (2) highest ratings shall not be Investment Grade Ratings or at least one shall not be an Investment Grade Rating from S&P or Moody's, then the Applicable Margin shall be determined by the lowest of the ratings. In the event that only one of the Rating Agencies shall have set Borrower's Credit Rating, then the Applicable Margin shall be based on such rating only.

Range of                   Applicable
Borrower's                 Margin for               Applicable
Credit Rating              Base Rate                Margin for Euro
(S&P/Moody's               Loans                    Dollar Loans
Ratings)                   (% per annum)            (% per annum)
-------------              -------------            ----------------
Non-Investment Grade          0.300                    1.200

BBB-/Baa3                       0.0                    0.900

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
BBB/Baa2                        0.0                    0.700

BBB+/Baa1                       0.0                    0.600

A-/A3 or better                 0.0                    0.500

          "APPROVED BANK" shall mean banks which have (i) (a) a minimum net worth of $500,000,000 and/or (b) total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baa1 or higher by Moody's.

          "ASSIGNEE" has the meaning set forth in Section 9.6(c).

          "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors and each Designated Lender; provided, however, that the term "BANK" shall exclude each Designated Lender when used in reference to a Committed Loan, the Commitments or terms relating to the Committed Loans and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Money Market Loan shall, subject to Section 9.6(d), have the rights (including the rights given to a Bank contained in Section 9.3 and otherwise in Article 9) and obligations of a Bank associated with holding such Money Market Loan.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day.

          "BASE RATE LOAN" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to
Article VIII.

          "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of

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ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BORROWER" means ERP Operating Limited Partnership, an Illinois limited partnership.

          "BORROWER'S SHARE" means Borrower's or EQR's share of the liabilities or assets, as the case may be, of an Investment Affiliate or Consolidated Subsidiary based upon Borrower's or EQR's percentage ownership of such Investment Affiliate or Consolidated Subsidiary, as the case may be.

          "BORROWING" has the meaning set forth in Section 1.3.

          "CAPITAL LEASES" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAP RATE" means the Treasury Rate plus 2.8%.

          "CAPITAL RESERVE" shall mean, for any period, $62.50 for each Fiscal Quarter to occur during such period.

          "CASH AND CASH EQUIVALENTS" shall mean unrestricted (notwithstanding the foregoing, however, cash held in escrow in connection with the completion of Code Section 1031 "like-kind" exchanges shall be deemed to be "unrestricted" for purposes hereof) (i) cash, (ii) direct obligations of the United States Government, including without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iv) time deposits, Domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's and/or guaranteed by a Person with an Aa

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rating by Moody's, a AA rating by S&P or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank),
(v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA by S&P and/or Aa2 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank),
(vii) repurchase agreements with major banks and primary government security dealers fully secured by the U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, and
(viii) real estate loan pool participations, guaranteed by a Person with an AA rating given by S&P or Aa2 rating given by Moody's or better rated credit.

          "CLOSING DATE" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "COMMITTED BORROWING" has the meaning set forth in Section 1.3.

          "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.1, as well as Loans required to be made by a Bank pursuant to Section 2.16 to reimburse a Fronting Bank for a Letter of Credit that has been drawn down; PROVIDED that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of

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Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.11(e) or reduced or increased in connection with an assignment to an Assignee or from another Bank.

          "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity which is consolidated with Borrower or EQR in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated partners' capital plus the value of preference units of the Borrower and its Consolidated Subsidiaries (determined on a book basis), less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "INTANGIBLE ASSETS" means with respect to any such intangible assets, the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to March 31, 2002 in the book value of any asset (other than Real Property Assets) owned by the Borrower or a Consolidated Subsidiary and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

          "CONTINGENT OBLIGATION" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation,

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exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (I) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (II) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 4.4 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that

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amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, (xx) "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn, and (yy) the aggregate amount of all Contingent Obligations of any Consolidated Subsidiary or Investment Affiliate (except to the extent that any such Contingent Obligation is recourse to the Borrower or EQR) which would otherwise exceed the total capital contributions of the Borrower and EQR to such entity, together with the amount of any unfunded obligations of the Borrower or EQR to make such additional equity contributions to such entity that could be legally enforced by a creditor of such entity shall be deemed to be equal to the amount of such capital contributions and equity or loan commitments. All matters constituting "Contingent Obligations" shall be calculated without duplication.

          "CONVERTIBLE SECURITIES" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of EQR or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "CO-DOCUMENTATION AGENT" means Commerzbank AG, New York Branch and Wachovia Bank, National Association in their capacities as Co-Documentation Agents hereunder, and their permitted successors in such capacity in accordance with the terms of this Agreement.

          "CO-SYNDICATION AGENT" means Bank One, NA in its capacity as Co-Syndication Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

          "CREDIT RATING" means the rating assigned by the Rating Agencies to Borrower's senior unsecured long term indebtedness.

          "CUSTOMARY NON-RECOURSE CARVE-OUTS" means fraud, misrepresentation, misapplication of cash, waste,

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environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements.

          "DEBT RESTRUCTURING" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of EQR, the Borrower or any Consolidated Subsidiary or Investment Affiliate.

          "DEBT SERVICE" means, for any period, Interest Expense for such period PLUS scheduled principal amortization (excluding any individual scheduled principal payment which exceeds 25% of the original principal amount of an issuance of Indebtedness) for such period on all Indebtedness of EQR (calculated as provided in Section 1.2), on a consolidated basis, PLUS Borrower's Share of scheduled principal amortization for such period on all Indebtedness of Investment Affiliates for which there is no recourse to EQR or Borrower (or any Property thereof), PLUS, without duplication, EQR's and Borrower's actual or potential liability for principal amortization (excluding any individual scheduled principal payment which exceeds 25% of the original principal amount of an issuance of Indebtedness) for such period on all Indebtedness of Investment Affiliates that is recourse to EQR or Borrower (or any Property thereof).

          "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" has the meaning set forth in Section 2.6(d).

          "DESIGNATED LENDER" means a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 9.6(d), and (ii) is not otherwise a Bank.

          "DESIGNATED LENDER NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Lenders, and

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"Designated Lender Note" means any one of such promissory notes issued under
Section 9.6(d) hereof.

          "DESIGNATING LENDER" shall have the meaning set forth in Section 9.6(d) hereof.

          "DESIGNATION AGREEMENT" means a designation agreement in substantially the form of Exhibit G attached hereto, entered into by a Bank and a Designated Lender and accepted by the Administrative Agent.

          "DEVELOPMENT ACTIVITY" means (a) the development and construction of multiple apartment complexes by the Borrower or any of its Subsidiaries, (b) the financing by the Borrower, EQR or any Subsidiaries or Investment Affiliates of either or both of any such development or construction or (c) the incurrence by the Borrower, EQR or any Subsidiaries or Investment Affiliates of either or both of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until completion of development or construction), valued at the cost of such projects under development and construction in the case of assets owned by the Borrower, EQR or any Subsidiaries, or the Borrower's Share of the cost of such projects under development and construction in the case of assets owned by Investment Affiliates.

          "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized by law to close.

          "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "DOWN REIT" means a limited liability company, corporation or limited partnership in which the only interest in such Down REIT not owned (directly or indirectly) by Borrower shall be preference interests or preference units, respectively, and which limited liability

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company, corporation or limited partnership, as the case may be (collectively, a
"DOWN REIT GUARANTOR"), has executed and delivered to the Administrative Agent, on behalf of the Banks, (i) a Guaranty of Payment in the form attached hereto as EXHIBIT H (a "DOWN REIT GUARANTY"), (ii) all documents reasonably requested by the Administrative Agent relating to the existence of such Down REIT, and the authority for and validity of the Down REIT Guaranty, including, without limitation, the organizational documents of such Down REIT, modified or supplemented prior to the date of such Down REIT Guaranty, each certified to be true, correct and complete by such Down REIT, not more than ten (10) days prior to the date of such Down REIT Guaranty, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of the State of formation of such Down REIT, to be dated not more than ten (10) days prior to the date of such Down REIT Guaranty, as well as authorizing resolutions in respect of the Down REIT Guaranty, and (iii) an opinion of counsel with respect to such Down REIT and Down REIT Guaranty, in form and substance reasonably acceptable to the Administrative Agent, with respect to due organization, existence, good standing and authority, and validity and enforceability of the Down REIT Guaranty. In addition, for purposes of this definition, a Down REIT Guaranty shall not be deemed to constitute Unsecured Debt of the applicable Down REIT.

          "DOWN REIT GUARANTOR" shall have the meaning set forth in the definition of Down REIT.

          "DOWN REIT GUARANTY" shall have the meaning set forth in the definition of Down REIT.

          "DOWN REIT GUARANTY PROCEEDS" shall have the meaning set forth in
SECTION 9.18(a) hereof.

          "EBITDA" means, for any period (i) Net Income for such period, PLUS
(ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, PLUS (iii) Interest Expense deducted in the calculation of Net Income for such period, PLUS, (iv) Taxes deducted in the calculation of Net Income for such period, PLUS (v) Borrower's Share of EBITDA of Investment Affiliates for such period, plus (vi) solely for the purpose of calculating the EBITDA to Fixed Charge Ratio as required

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by Section 5.8(d) hereof, Borrower's Share of distributed earnings of Military
Housing Affiliates for such period, MINUS (vii) the gains (and PLUS the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, MINUS
(viii) Borrower's Share of accrued income and losses of Military Housing Affiliates included in the calculation of Net Income for such period, all of the foregoing without duplication.

          "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.9.

          "ENVIRONMENTAL AFFILIATE" means any partnership, joint venture, trust or corporation in which an equity interest is owned by the Borrower and/or EQR, either directly or indirectly, and, as a result of the ownership of such equity interest, the Borrower and/or EQR may have recourse liability for Environmental Claims against such partnership, joint venture or corporation (or the property thereof).

          "ENVIRONMENTAL APPROVALS" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

          "ENVIRONMENTAL CLAIM" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

          "ENVIRONMENTAL LAWS" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

          "EQR" means Equity Residential, a Maryland real estate investment trust, the sole general partner of the Borrower.

          "EQR GUARANTY" means the Guaranty of Payment, dated as of the date hereof, executed by EQR in favor of Administrative Agent and the Banks.

          "EQR 2001 FORM 10-K" means EQR's annual report on Form 10-K for 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "EURO-DOLLAR BORROWING" has the meaning set forth in Section 1.3.

          "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "EURO-DOLLAR LOAN" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

          "EURO-DOLLAR RATE" means, for any applicable Interest Period for any Euro-Dollar Loan, a simple rate per annum equal to the quotient obtained (rounded upward if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          "EURO-DOLLAR RESERVE PERCENTAGE" means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to the Administrative Agent under Regulation D, in respect of "Eurocurrency liabilities", or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or in respect of any other category of liabilities which include deposits by reference to which the interest rate on Euro-Dollar Loans is determined), whether or not the Administrative Agent has any Euro-Currency liabilities or such requirement otherwise in fact applies to the Administrative Agent. The Euro-Dollar Rate shall be adjusted automatically as of the effective date of each change in the Euro-Dollar Reserve Percentage.

          "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

          "EXISTING REVOLVING CREDIT AGREEMENT" has the meaning set forth in
Section 3.1(e).

          "EXTENSION DATE" has the meaning set forth in Section 2.9(b) hereof.

          "EXTENSION FEE" shall mean a fee in an amount equal to twenty-five basis points (0.25%) due and payable on the aggregate amount of the continuing Commitments on the Extension Date pursuant to the terms of Subsection 2.9(b) hereof.

          "EXTENSION NOTICE" has the meaning set forth in Section 2.9(b) hereof.

          "EXTENSION OPTION" has the meaning set forth in Section 2.9(b) hereof.

          "FACILITY FEE" has the meaning set forth in Section 2.8(a).

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System as constituted from time to time.

          "FFO" means "funds from operations," defined to mean, for any period, Net Income before Borrower's Share of the Net Income or loss of any Investment Affiliate, plus any and all cash distributions received by Borrower representing Borrower's Share of the Net Income (plus Borrower's Share of depreciation and amortization expenses of Investment

Affiliates) of any Investment Affiliate, plus depreciation and amortization expense for such period and excluding gains (or losses) from Debt Restructurings and sales or other dispositions of Property of the Borrower, EQR or any Consolidated Subsidiary or any Investment Affiliate of either or both of them.

          "FISCAL QUARTER" means a fiscal quarter of a Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Borrower and EQR which shall be the twelve (12) month period ending on the last day of December in each year.

          "FIXED CHARGES" for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) the product of the average number of apartment units owned (directly or beneficially) by Borrower, EQR, or any wholly- owned Subsidiary of either or both during such period and the Capital Reserve for such Period, (iii) Borrower's Share of the aggregate sum of the product of the average number of apartment units owned (directly or beneficially) by each Consolidated Subsidiary (other than wholly-owned Subsidiaries of Borrower and/or EQR) and Investment Affiliate during such period and the Capital Reserve for such period, (iv) dividends on preferred units payable by Borrower for such period, and (v) distributions made by the Borrower during such period to EQR for the purpose of paying dividends on preferred shares in EQR.

          "FIXED RATE BORROWING" has the meaning set forth in Section 1.3.

          "FIXED RATE INDEBTEDNESS" means all Indebtedness which accrues interest at a fixed rate.

          "FLOATING RATE INDEBTEDNESS" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

          "FMV CAP RATE" means 8.75%.

          "FRONTING BANK" shall mean Bank of America, N.A., JPMorgan Chase Bank, PNC Bank, National Association or such other Bank which has notified the Administrative Agent that it is willing to be a Fronting Bank and which is designated by Borrower in its Notice of Borrowing as the Bank which shall issue a Letter of Credit with respect to such Notice of Borrowing.

          "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GROSS ASSET VALUE" means, with respect to any Person or Property, Adjusted Asset Value plus, in the case of any Person, the value of any Cash or Cash Equivalent owned by such Person.

          "GROUP OF LOANS" means, at any time, a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time, or (ii) all Euro-Dollar Loans having the same Interest Period at such time; PROVIDED that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "INDEBTEDNESS" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account, or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including ground leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness),
(i) ERISA obligations currently due and payable and (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person, exclusive, however, of (xx) all accounts payable, accrued interest and expenses, prepaid rents, security deposits and dividends and distributions declared but not yet paid, and (yy) indebtedness incurred in connection with Military Housing except to the extent such indebtedness (other than Customary Non-Recourse Carve-Outs) is recourse to the Borrower or EQR.

          "INDEMNITEE" has the meaning set forth in Section 9.3(b).

          "INTEREST EXPENSE" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility) of EQR, on a consolidated basis, including without limitation all commissions, discounts and other fees and charges owed with respect to drawn letters of credit, amortized costs of Interest Rate Contracts incurred on or after the Closing Date and the Facility Fees payable to the Banks in accordance with Section 2.8, PLUS Borrower's Share of accrued, paid or capitalized interest with respect to any Indebtedness of Investment Affiliates for which there is no recourse to EQR or Borrower, PLUS, without duplication, EQR's and Borrower's actual or potential liability for accrued, paid or capitalized interest (including the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility) with respect to Indebtedness of Investment Affiliates that is recourse to EQR or Borrower calculated for all Fixed Rate Indebtedness, at the actual interest rate in effect with respect to all Indebtedness outstanding as of the last day of such Fiscal Quarter and in the case of all Floating Rate Indebtedness, the actual rate of interest in effect with respect to such Floating Rate Indebtedness outstanding for which no Interest Rate Contract is in effect as of the last day of such quarter, and, if an Interest Rate Contract is in effect with respect to such Floating Rate Indebtedness, the strike rate payable under such Interest Rate Contract, all determined on an annualized basis.

          "INTEREST PERIOD" means:

     (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 1, 2, 3 or 6 months thereafter (or such shorter period, but in no event less than 7 days, as Borrower may request, subject to the approval of the Administrative Agent), as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

          (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date (it being understood that the foregoing shall not be deemed to relieve the Borrower of any obligation to pay any amounts otherwise required pursuant to Section 2.13 in connection with such prepayment) and (ii) the remainder

     (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

          (d) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     (2)  INTENTIONALLY OMITTED.

     (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of months thereafter (or for a period of less than one month but in no event less than fourteen (14) days or, subject to the approval of the Administrative Agent, seven (7) days) as the Borrower may elect in accordance with Section 2.3; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

     (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than 14 days or, subject to the approval of the Administrative Agent, seven (7) days, or more than 180 days) as the Borrower may elect in accordance with Section 2.3; PROVIDED that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

          "INTEREST RATE CONTRACTS" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "INTEREST RATE HEDGES" has the meaning set forth in Section 5.12.

          "INVESTMENT AFFILIATE" means any Person in whom EQR or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of EQR or Borrower on the consolidated financial statements of EQR and Borrower.

          "INVESTMENT GRADE RATING" means a rating for a Person's senior long-term unsecured debt, or if no such rating has been issued, a "shadow" rating, of BBB- or better from S&P or Fitch, or a rating or "shadow" rating of Baa3 or better from Moody's. Any such "shadow" rating shall be evidenced by a letter from the applicable Rating Agency or by such other evidence as may be reasonably acceptable to the Administrative Agent (as to any such other evidence, the Administrative Agent shall present the same to, and discuss the same with, the Banks).

          "INVESTMENT MORTGAGES" means mortgages securing indebtedness directly or indirectly owed to Borrower, EQR or Subsidiaries of either or both, including certificates of interest in real estate mortgage investment conduits.

          "INVITATION FOR MONEY MARKET QUOTES" has the meaning set forth in
Section 2.3(c).

          "JOINT LEAD ARRANGERS" means Banc of America Securities LLC and JP Morgan Securities Inc.

          "LETTER(S) OF CREDIT" has the meaning provided in Section 2.2(b).

          "LETTER OF CREDIT COLLATERAL" has the meaning provided in Section 6.4.

          "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning provided in
Section 6.4.

          "LETTER OF CREDIT DOCUMENTS" has the meaning provided in Section 2.16.

          "LETTER OF CREDIT USAGE" means at any time the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of the Borrower's unpaid obligations under this Agreement in respect of the Letters of Credit.

          "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower, EQR or any Subsidiary of either or both shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LOAN" means a Base Rate Loan, a Euro-Dollar Loan, a Money Market Loan or a Swingline Loan and "LOANS" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans or Swingline Loans or any combination of the foregoing.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the EQR Guaranty, the Letter(s) of Credit, the Letter of Credit Documents and any Down REIT Guaranty.

          "LONDON INTERBANK OFFERED RATE" means, with respect to any applicable Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (or, in the case of a period less than 30 days, if for a period of days that does not appear on Telerate Page 3750, then at a rate equal to the higher of the rates that do appear on Telerate Page 3750 for the next longer period and the next shorter period). If for any reason such rate is not available, the term "London Interbank Offered Rate" shall mean, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first Day of such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "MARGIN STOCK" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

          "MATERIAL ADVERSE EFFECT" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) affect the business, operations, properties, assets or financial condition of the Borrower and/or EQR and their Consolidated Subsidiaries taken as a whole, (ii) impair the ability of the Borrower and/or EQR and their Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (iii) cause a Default under Sections 5.8, 5.9 or 5.13.

          "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

          "MATERIALS OF ENVIRONMENTAL CONCERN" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

          "MATURITY DATE" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be May 29, 2005, unless accelerated pursuant to the terms hereof or extended pursuant to Section 2.9(b) hereof.

          "MILITARY HOUSING" shall mean projects, the primary purpose of which is the acquisition, development, construction, maintenance and operation of military family housing and military unaccompanied housing on or near military installations of the United States of America in collaboration with the United States of America.

          "MILITARY HOUSING AFFILIATES" shall mean any Consolidated Subsidiary or Investment Affiliate of the Borrower or EQR which only has an investment in Military Housing.

          "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.3(d).

          "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "MONEY MARKET BORROWING" has the meaning set forth in Section 1.3.

          "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Article VIII).

          "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "MONEY MARKET MARGIN" has the meaning set forth in Section 2.3(d)(2).

          "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

          "MONEY MARKET QUOTE REQUEST" shall have the meaning set forth in
Section 2.3(b).

          "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

          "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "MULTIFAMILY RESIDENTIAL PROPERTY MORTGAGES" means Investment Mortgages issued by any Person engaged primarily in the business of developing, owning, and managing multifamily residential property, excluding Investment Mortgages related to Military Housing.

          "MULTIFAMILY RESIDENTIAL PROPERTY PARTNERSHIP INTERESTS" means partnership or joint venture interests, or common or preferred stock, or membership, trust or other equity interests issued by any Person engaged primarily in the business of developing, owning, and managing multifamily residential property, including, without limitation, Military Housing, but excluding Securities.

          "NET INCOME" means, for any period, the net earnings (or loss) after Taxes of the Borrower, on a consolidated basis, for such period calculated in conformity with GAAP.

          "NET OFFERING PROCEEDS" means all cash or other assets received by EQR or Borrower as a result of the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in EQR or Borrower LESS customary costs and discounts of issuance paid by EQR or Borrower, as the case may be.

          "NET OPERATING INCOME" means, for any period with respect to any Property owned or leased (directly or beneficially) by Borrower, EQR or their wholly-owned Subsidiaries, the net operating income of such Property (attributed to such Property in a manner reasonably acceptable to Administrative Agent) for such period (i) determined in accordance with GAAP, (ii) determined in a manner which is consistent with the past practices of EQR and Borrower, and (iii) inclusive of an allocation of reasonable management fees and administrative costs to each Property consistent with the past practices of EQR and Borrower, except that, for purposes of determining Net Operating Income, income shall not
(a) include security or other deposits, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items deemed by Administrative Agent to be of a non-recurring nature or (b) be reduced by depreciation or amortization.

          "NET PRICE" means, with respect to the purchase and sale of any Property, without duplication, (i) Cash and Cash Equivalents paid as consideration for such purchase or sale, PLUS (ii) the principal amount of any note received or other deferred payment to be made in connection with such purchase or sale (except as described in clause (iv) below), PLUS (iii) the value of any other considerations delivered in connection with such purchase or sale (including, without limitation, shares of beneficial interest in EQR and OP Units or Preference OP Units (as defined in Borrower's partnership agreement)) (as reasonably determined by Administrative Agent), PLUS (iv) any other amounts properly capitalized under GAAP, MINUS (only in the case of a sale) (v) the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, MINUS (only in the case of a sale) (vi) the value of any consideration required to be paid to any Person other than the Borrower and its Subsidiaries owning a beneficial interest in such Property, MINUS (vii) reasonable costs of such purchase or sale and taxes paid or payable in connection with such purchase or sale.

          "NET PRESENT VALUE" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

          "NON-MULTIFAMILY RESIDENTIAL PROPERTY" means Property which is not (i) used for lease, operation or use as a multifamily residential property, (ii) Unimproved Assets or Raw Land, (iii) Securities, (iv) Multifamily Residential Property Mortgages, or (v) Multifamily Residential Property Partnership Interests.

          "NON-RECOURSE INDEBTEDNESS" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary or Investment Affiliate (provided that if a Subsidiary or Investment Affiliate is a partnership, there is no recourse to Borrower or EQR as a general partner of such partnership); provided, however, that personal recourse of Borrower or EQR for any such Indebtedness for Customary Non-Recourse Carve-Outs in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

          "NOTES" means promissory notes of the Borrower, substantially in the form of EXHIBITS A-1 and A-2 hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

          "NOTICE OF BORROWING" means a Notice of Borrowing (as defined in
Section 2.4) substantially in the form of EXHIBIT C attached hereto and made a part hereof.

          "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
Section 2.6.

          "OBLIGATIONS" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

          "PARENT" means, with respect to any Bank, any Person controlling such Bank.

          "PARTICIPANT" has the meaning set forth in Section 9.6(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERIOD FRACTION" means with respect to any period of time, a fraction, the numerator of which is the actual number of days in such period, and the denominator of which is three hundred and sixty (360).

          "PERMITTED HOLDINGS" means Development Activity, Raw Land, Securities, Non-Multifamily Residential Property and Investment Mortgages, but only to the extent not prohibited in Section 5.8.

          "PERMITTED LIENS" means:

          a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

          b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

          c. deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or to secure liabilities to insurance carriers;

          d. utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          e. Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); PROVIDED that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

          f. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to the owner's title insurance policies, except in connection with any Indebtedness, for any of the Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of the owner and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

          g. Liens and judgments (i) which have been or will be bonded (and the Lien thereby removed other than on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against EQR, Borrower, or any Subsidiary, or (ii) which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;

          h. Liens on Property of the Borrower, EQR or the Subsidiaries of either or both (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

          i. Liens in favor of the Borrower against any asset of any wholly-owned Subsidiary of the Borrower and/or EQR.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "PRIME RATE" means the rate of interest publicly announced by the Administrative Agent in Charlotte, North Carolina from time to time as its Prime Rate for customers generally.

          "PROPERTY" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned or leased by such Person.

          "PUBLIC DEBT" shall have the meaning set forth in SECTION 9.18(a) hereof.

          "QRS CORPORATION" means those qualified EQR subsidiaries wholly owned by EQR.

          "QUALIFYING UNENCUMBERED PROPERTY" means any Property from time to time which (i) is an operating multifamily residential property wholly-owned (directly or beneficially) by Borrower and/or EQR, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property (it being understood that covenants similar to those set forth in Section 5.8 hereof shall not be deemed to constitute any such prohibition or limitation), and (iv) in the case of any Property that is owned by a Subsidiary of the Borrower or EQR, is owned by a Subsidiary that does not have any outstanding Unsecured Debt (other than those items of Indebtedness set forth in clauses (e), (f), (i) or (j) of the definition of Indebtedness, or any Contingent Obligation except for guarantees for borrowed money). In addition, in the case of any Property that is owned by a Subsidiary of Borrower and/or EQR, if such Subsidiary shall commence any proceeding under any bankruptcy, insolvency or similar law, or any such involuntary case shall be commenced against it and shall remain undismissed and unstayed for a period of 90 days, then, simultaneously with the occurrence of such conditions, such Property shall no longer constitute a Qualifying Unencumbered Property. Notwithstanding the foregoing, for the purposes of this definition, a Property shall be deemed to be wholly-owned by Borrower if such Property shall be owned by a Down REIT or a wholly-owned Subsidiary of such Down REIT.

          "RATING AGENCIES" means, collectively, S&P, Moody's and Fitch Ratings Inc.

          "RAW LAND" means Real Property Assets upon which no material improvements have been commenced.

          "REAL PROPERTY ASSETS" means as of any time, the real property assets (including interests in participating mortgages in which the Borrower's interest therein is characterized as equity according to GAAP) owned directly or indirectly by the Borrower, EQR and the Consolidated Subsidiaries of either or both at such time.

          "RECOURSE DEBT" shall mean Indebtedness that is not Non-Recourse Indebtedness.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans (provided, that in the case of Swingline Loans, the amount of each Bank's funded participation interest in such Swingline Loans shall be considered for purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SECURED DEBT" means Indebtedness of EQR, on a consolidated basis, and without duplication, Borrower's Share of any Indebtedness of any Investment Affiliate, (i) the payment of which is secured by a Lien on any Property owned or leased by EQR, Borrower, or any Subsidiary or Investment Affiliate of either or both, or (ii) which is unsecured Indebtedness of any Subsidiary or Investment Affiliate of Borrower or EQR, which Subsidiary or Investment Affiliate is not a guarantor of the Obligations and which Indebtedness is not recourse to the Borrower or EQR (other than for Customary Non-Recourse Carve-Outs), or (iii) which is Unsecured Tax Exempt Indebtedness.

          "SECURITIES" means any stock, partnership interests (other than Multifamily Residential Property Partnership Interests), shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the obligations, all of which shall be passive investments.

          "SOLVENT" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

          "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower and/or EQR.

          "SWINGLINE BORROWING" has the meaning set forth in Section 1.3.

          "SWINGLINE COMMITMENT" has the meaning set forth in Section 2.18(a).

          "SWINGLINE LENDER" means Bank of America, N.A., in its capacity as Swingline Lender hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

          "SWINGLINE LOAN" means a loan made by the Swingline Lender pursuant to
Section 2.18.

          "SYNDICATION AGENT" shall mean JPMorgan Chase Bank in its capacity as Syndication Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

          "TAXES" means all federal, state, local and foreign income and gross receipts taxes.

          "TERM" has the meaning set forth in Section 2.9.

          "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA.

          "TREASURY RATE" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

          "UNENCUMBERED ASSET VALUE" means (i) a fraction, the numerator of which is the product of four (4) and the aggregate Unencumbered Net Operating Income for the most recently ended Fiscal Quarter which is attributable (in a manner reasonably acceptable to Administrative Agent) to Qualifying Unencumbered Properties wholly-owned (directly or beneficially) by the Borrower and/or EQR (exclusive of Unimproved Assets) for the entire Fiscal Quarter and the denominator of which is the FMV Cap Rate PLUS
(ii) for all Qualifying Unencumbered Properties wholly-owned (directly or beneficially) by Borrower and/or EQR which have been acquired (directly or indirectly) by the Borrower and/or EQR in the Fiscal Quarter most recently ended, the aggregate Net Price of the Qualifying Unencumbered Properties paid by Borrower or its affiliates for such Qualifying Unencumbered Properties; PROVIDED, HOWEVER, the value attributable to Unencumbered Net Operating Income from Qualifying Unencumbered Properties located outside of the United States, in excess of ten percent (10%) of Unencumbered Asset Value, shall be disregarded in calculating the Unencumbered Asset Value.

          "UNENCUMBERED NET OPERATING INCOME" means for any period for all Qualifying Unencumbered Properties owned (directly or beneficially) by the Borrower and/or EQR and/or any wholly-owned Subsidiary of either or both during the applicable period, Net Operating Income from each such Qualifying Unencumbered Property minus an amount equal to the product of the average number of apartment units in such Qualifying Unencumbered Property during such period and the Capital Reserve for such period but exclusive of Net Operating Income from Qualifying Unencumbered Properties owned by a wholly-owned Subsidiary of Borrower or EQR, subject to Unsecured Tax-Exempt Indebtedness.

          "UNIMPROVED ASSETS" means Real Property Assets, other than Raw Land, upon which no material improvements have been completed which completion is evidenced by a certificate of occupancy or its equivalent and is less than 90% leased in the aggregate (based upon number of units).

          "UNITED STATES" means the United States of America, including the fifty states and the District of Columbia.

          "UNSECURED DEBT" means Indebtedness of EQR, on a consolidated basis, which is not Secured Debt or Unsecured Tax-Exempt Indebtedness.

          "UNSECURED INTEREST EXPENSE" means Interest Expense, other than Interest Expense payable in respect of

Secured Debt and Unsecured Tax-Exempt Indebtedness and Interest Expense payable in respect of the Indebtedness of any Person other than Borrower or EQR.

          "UNSECURED TAX-EXEMPT INDEBTEDNESS" means Indebtedness of any wholly-owned Subsidiary of Borrower and/or EQR which is not secured by a Lien on any Property owned or leased by EQR, Borrower, or any Subsidiary or Investment Affiliate of either or both, issued in connection with a tax-exempt financing of a Real Property Asset and which is guaranteed in whole by the Borrower and/or EQR.

          "UNUSED COMMITMENTS" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

          SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; PROVIDED that for purposes of references to the financial results and information of "EQR, on a consolidated basis," EQR shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and PROVIDED further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend
Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

          SECTION 1.3 TYPES OF BORROWINGS. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans and Swingline Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "FIXED RATE BORROWING" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Article VIII), and a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (I.E., a "COMMITTED BORROWING" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 2.3 in which a Bank's share is determined on the basis of its bid in accordance therewith, and a "SWINGLINE BORROWING" is a Borrowing under Section 2.18 in which only the Swingline Lender participates (subject to the provisions of said Section 2.18)).

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.1 COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower and participate in Letters of Credit issued by the Fronting Bank on behalf of the Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans plus such Bank's Pro Rata Share of Swingline Loans by such Bank at any one time outstanding together with such Bank's pro rata share of the Letter of Credit Usage shall not exceed the amount of its Commitment. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal amount of $3,000,000, or an integral multiple of $100,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b), or in any amount required to reimburse the Fronting Bank for any drawing under any Letter of Credit or to repay the Swingline Lender the amount of any Swingline Loan) and, other than with respect to Money Market Loans and Swingline Loans, shall be made from the several Banks ratably in proportion to their respective Commitments. In no event shall the aggregate Loans outstanding at any time, plus outstanding Letter of Credit Usage, exceed $700,000,000, as the same may be reduced from time to time as a result of cancellation of Commitments by Borrower. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

          SECTION 2.2   NOTICE OF BORROWING.

          (a) The Borrower shall give Administrative Agent notice not later than 10:00 a.m. (Chicago time) (x) one Domestic Business Day before each Base Rate Borrowing, or (y) three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii)   the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Borrower shall give the Administrative Agent, and the designated Fronting Bank, written notice in the event that it desires to have Letters of Credit (each, a "LETTER OF CREDIT") issued, or to have Letters of Credit issued on behalf of a Subsidiary, hereunder no later than 10:00 a.m., Chicago time, at least four (4) Domestic Business Days prior to the date of such issuance. Each such notice shall specify (i) the designated Fronting Bank, (ii) the aggregate amount of the requested Letters of Credit, (iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iv) the date of such issuance (which shall be a Domestic Business
Day), (v) the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be later than fifteen (15) days prior to the Maturity Date), (vii) the purpose and circumstances for which such Letter of Credit is being issued and (viii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank). Each such notice may be revoked telephonically by the Borrower to the applicable Fronting Bank and the Administrative Agent any time prior to the date of issuance of the Letter of Credit by the applicable Fronting Bank, provided such revocation is confirmed in writing by the Borrower to the Fronting Bank and the Administrative Agent within one (1) Domestic Business Day by facsimile. Notwithstanding anything contained herein to the contrary, the Borrower shall complete and deliver to the Fronting Bank any required documentation in connection with any requested Letter of Credit no later than two (2) Domestic Business Days prior to the issuance thereof. No later than 10:00 a.m., Chicago time, on the date that is four (4) Domestic Business Days prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; PROVIDED, that Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and, PROVIDED FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the third Domestic Business Day following the date that such draft is presented if such presentation is made later than 10:00 A.M. Chicago time (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Domestic Business Day against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the applicable Fronting Bank no later than 10:00 A.M. Chicago time and provided further the Borrower shall have requested to the Fronting Bank and the Administrative Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

          SECTION 2.3   MONEY MARKET BORROWINGS.

          (a) THE MONEY MARKET OPTION. From time to time during the Term, and provided that at such time the Borrower maintains an Investment Grade Rating from both S&P and Moody's, the Borrower may, as set forth in this Section 2.3, request the Banks during the Term to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of (i) $250,000,000 in the aggregate outstanding, and (ii) the aggregate Commitments less all Loans and Letter of Credit Usage then outstanding. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan on any day which is a Euro-Dollar Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.3 at the time of such Borrowing, until the Domestic Business Day next preceding the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

          (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile transmission a request substantially in the form of EXHIBIT B hereto (a "MONEY MARKET QUOTE REQUEST") so as to be received not later than 10:30 A.M. (Chicago time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote

Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          1. the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          2. the aggregate amount of such Borrowing, which shall be $3,000,000 or a larger multiple of $100,000,

          3. the duration of the Interest Period applicable thereto (which shall not be less than 14 days or more than 180 days), subject to the provisions of the definition of Interest Period, and

          4. whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

          (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by facsimile transmission a copy thereof, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section (an "INVITATION FOR MONEY MARKET QUOTES").

          (d)    SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES.

          1. Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (Chicago time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower. Such Money Market Loans may be funded by such Bank's Designated Lender (if any) as provided in Section 9.6(d), however, such Bank shall not be required to specify in its Money Market Quote whether such Money Market Loans will be funded by such Designated Lender.

          2. Each Money Market Quote shall be in substantially the form of EXHIBIT D hereto and shall in any case specify:

          (a)    the proposed date of Borrowing,

          (b) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $3,000,000 or a larger multiple of $100,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (c) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (d) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

          (e)    the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          3.     Any Money Market Quote shall be disregarded if it:

          (a) is not substantially in conformity with EXHIBIT D hereto or does not specify all of the information required by subsection (d)(2) above;

          (b) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in subsection (d)(2)(b) above);

          (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (d)    arrives after the time set forth in subsection (d)(1).

          (e) NOTICE TO BORROWER. The Administrative Agent shall promptly (and in any event within one (1) Domestic Business Day after receipt thereof) notify the Borrower in writing of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market

Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote or modifies the terms of such previous Money Market Quote to provide terms more favorable to Borrower. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (Chicago time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

          1. the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          2. the principal amount of each Money Market Borrowing must be $3,000,000 or a larger multiple of $100,000;

          3. acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

          4. the Borrower may not accept any offer that is described in subsection (d)(3) or that otherwise fails to comply with the requirements of this Agreement.

          (g) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly (and in any event within one (1) Domestic Business Day after such offers are accepted) notify the Borrower and each such Bank in writing of any such allocation of Money Market Loans. Determinations by the Administrative Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

          (h) NOTIFICATION BY ADMINISTRATIVE AGENT. Upon receipt of the Borrower's Notice of Money Market Borrowing in accordance with Section 2.3(f) hereof, the Administrative Agent shall, on the date such Notice of Money Market Borrowing is received by the Administrative Agent, promptly notify each Bank (and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower) (i) of the principal amount of the Money Market Borrowing accepted by the Borrower, and (ii) of such Bank's share (if any) of such Money Market Borrowing. A Bank who is notified that it has been selected to make a Money Market Loan may designate its Designated Lender (if any) to fund such Money Market Loan on its behalf, as described in Section 9.6(d). Any Designated Lender which funds a Money Market Loan shall on and after the time of such funding become the obligee under such Money Market Loan and be entitled to receive payment thereof when due. No Bank shall be relieved of its obligation to fund a Money Market Loan, and no Designated

Lender shall assume such obligation, prior to the time the applicable Money Market Loan is funded.

          (i) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its pro rata share of Committed Loans in accordance with Section 2.1 hereof despite the fact that any Bank's Commitment may have been or may be exceeded as a result of such Bank's making of Money Market Loans.

          SECTION 2.4   NOTICE TO BANKS; FUNDING OF LOANS.

          (a)    Upon receipt of a notice from Borrower in accordance with
Section 2.2 hereof (each such notice being a "NOTICE OF BORROWING"), the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by the Borrower) and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.13.

          (b) Not later than 1:00 p.m. (Chicago time) on the date of each Borrowing as indicated in the Notice of Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Federal funds immediately available in Chicago, to the Administrative Agent at its address referred to in Section 9.1. If the Borrower has requested the issuance of a Letter of Credit, no later than 12:00 Noon (Chicago time) on the date of such issuance as indicated in the notice delivered pursuant to Section 2.2(b), the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to the Borrower with a copy thereof to the Administrative Agent. Immediately upon the issuance of each Letter of Credit by the Fronting Bank, such Fronting Bank shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed, and hereby agrees, to have irrevocably and unconditionally purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and the obligations of the Borrower hereunder with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Bank's ratable share thereof (based upon the ratio its Commitment bears to the aggregate of all Commitments). Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Bank to fund its ratable share of any such draw. The Administrative Agent will instruct the Fronting Bank to make such Letter of Credit available to the Borrower and the Fronting Bank shall make such Letter of Credit available to the Borrower at the Borrower's aforesaid address or at such address in the United States as Borrower shall request on the date of the Borrowing.

          (c) Not later than 3:00 p.m. (Chicago time) on the date of each Swingline Borrowing as indicated in the applicable Notice of Borrowing, the Swingline Lender shall make available such Swingline Borrowing in Federal funds immediately available in Chicago, Illinois, to the Administrative Agent at its address referred to herein.

          (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand, and in the case of the Borrower one
(1) Domestic Business Day after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.7 and

(ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.5   NOTES.

          (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office.

          (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type (including Swingline Loans and Money Market Loans) be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of EXHIBIT A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the "NOTE" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the

Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          (d) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date. The Swingline Loans shall mature, and the principal amount thereof shall be due and payable, in accordance with Section 2.18(b)(iii).

          (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the earlier to occur of (i) last day of the Interest Period applicable to such Borrowing or (ii) the Maturity Date.

          (f) There shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any one time.

          SECTION 2.6   METHOD OF ELECTING INTEREST RATES.

          (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Euro-Dollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to Section 2.13.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group of Loans, (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each $500,000 or any larger multiple of $100,000, (iii) there shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any time,
(iv) no Committed Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

          (b)    Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group of Loans are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Loans which are Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (d) If the Borrower shall fail to pay any principal of or interest on any Money Market Loan when due, such Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until (in the case of a failure to pay interest) such failure shall become an Event of Default and thereafter (or immediately in the case of a failure to pay principal) at a rate per annum equal to the sum of 4% plus the Base Rate for such day.

          SECTION 2.7   INTEREST RATES.

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.6 or at the Maturity Date, at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans for such day. Such interest shall be payable on the first Domestic Business Day of each month.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Euro-Dollar Rate applicable to such Interest Period. Such interest shall be payable on the first Domestic Business Day of each month.

          (c) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank

Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than one month, at intervals of one month after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until (in the case of a failure to pay interest) such failure shall become an Event of Default (or immediately in the case of the failure to pay principal) and thereafter at a rate per annum equal to the sum of 4% plus the Base Rate for such day.

          (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "DEFAULT RATE").

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

          SECTION 2.8   FEES.

          (a) FACILITY FEE. The Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Commitments a facility fee (the "FACILITY FEE") on the aggregate Commitments at the respective percentages per annum based upon the range into which the Borrower's Credit Rating then falls, in accordance with the following table. The facility fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term, and on the Maturity Date.

          Less than BBB-/ Baa3            0.300%
          BBB-/Baa3                       0.250%
          BBB/Baa2                        0.200%
          BBB+/Baa1                       0.150%
          A-/A3 or better                 0.150%

Any change in the Borrower's Credit Rating causing it to move into a different range on the table shall effect an immediate change in the applicable percentage per annum. In the event that the Borrower receives two (2) Credit Ratings and such ratings are split between a higher and a lower range on the table, the applicable percentage per annum shall be based upon the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such ratings are not equivalent, the applicable percentage per annum shall be determined by the lower of the two (2) highest ratings, provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's. In the event that each of said two (2) highest ratings shall not be Investment Grade Ratings or at least one shall not be an Investment Grade Rating from S&P or Moody's, then the applicable percentage per annum shall be determined by the lowest of the ratings. In the event that only one (1) Rating Agency has set the Borrower's Credit Rating, then the applicable percentage per annum shall be based on such single rating.

          (b) LETTER OF CREDIT FEE. During the Term, the Borrower shall pay to the Administrative Agent, for the account of the Banks in proportion to their interests in respect of issued and undrawn Letters of Credit, a fee (a "LETTER OF CREDIT FEE") in an amount, provided that no Event of Default shall have occurred and be continuing, equal to a rate per annum equal to the then percentage per annum of the Applicable Margin with respect to Euro-Dollar Loans, on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable, in arrears, on each January 1, April 1, July 1 and October 1 during the Term, and on the Maturity Date. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit.

          (c) FRONTING BANK FEE. The Borrower shall pay any Fronting Bank, for its own account, a fee (a "FRONTING BANK FEE") at a rate per annum equal to the greater of (x) .10% of the issued and undrawn amount of the Letters of Credit issued by such Fronting Bank and (y) $500 per Letter of Credit, which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term, and on the Maturity Date.

          (d) FEES NON-REFUNDABLE. All fees set forth in this Section 2.8 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

          SECTION 2.9   MATURITY DATE; EXTENSION.

          (a) The term (the "TERM") of the Commitments (and each Bank's obligations to make Loans and to participate in Letters of Credit hereunder) shall terminate and expire, and the Borrower shall return or cause there to be returned all Letters of Credit to the Fronting Bank, on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

          (b) Borrower shall have one option (the "EXTENSION OPTION") to extend the Maturity Date, for an additional twelve (12) month period, upon the following terms and conditions: (i) delivery by Borrower of written notice thereof to the Administrative Agent (the "EXTENSION NOTICE") on or before the date which is one hundred twenty (120) days prior to the current Maturity Date but in no event more than one hundred eighty (180) days prior to the current Maturity Date (which Extension Notice, the Administrative Agent shall promptly deliver to the Banks);

(ii) no Event of Default shall have occurred and be continuing both on the date Borrower delivers the Extension Notice to the Administrative Agent and on the first day of the extension period (the "EXTENSION DATE"); (iii) each of the representations and warranties of Borrower contained in this Agreement (other than representations and warranties which expressly speak of a different date) shall be true and correct in all material respects on and as of the Extension Date; and (iv) Borrower shall pay to the Administrative Agent, for the account of the Banks, on the Extension Date, the Extension Fee. Borrower's delivery of the Extension Notice shall be irrevocable.

          SECTION 2.10 MANDATORY PREPAYMENTS. If at any time the Borrower, EQR or any Consolidated Subsidiary of either or both sells, transfers, assigns or conveys any Real Property Asset which shall cause the Borrower in any fiscal year period commencing after the Closing Date, to have sold, transferred or conveyed property or assets which constitute in the aggregate more than 30% of the Gross Asset Value of the Borrower or EQR on the date of such transfer, then at the request of Administrative Agent, Borrower shall pay to the Administrative Agent, for the account of the Banks, within thirty (30) days after the date of such request, an amount equal to the Net Proceeds of such transfer (but in no event more than the outstanding balance of the Loans). Borrower shall make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of a Euro-Dollar Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Each such prepayment shall be applied to prepay ratably the Loans of the Banks. Amounts prepaid pursuant to this Section 2.10(a) may not be reborrowed and the Commitments shall be deemed to have been reduced accordingly. As used in this Section 2.10, the term "NET PROCEEDS" shall mean all amounts received by Borrower, EQR and the Consolidated Subsidiaries of either or both in connection with such sale, transfer, assignment or conveyance after payment of all expenses to be made by Borrower and any Consolidated Subsidiaries in connection with such sale, transfer, assignment or conveyance (including, without limitation, payment of then existing Liens or encumbrances on such Real Property Asset, brokerage commissions, title and survey costs or transfer taxes).

          SECTION 2.11  OPTIONAL PREPAYMENTS.

          (a) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, prepay any Group of Loans which are Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1), in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid. The Borrower may, from time to time on any Domestic Business Day so long as prior notice is given to the Administrative Agent and Swingline Lender no later than 1:00 p.m. (Chicago time) on the day on which Borrower intends to make such prepayment, prepay any Swingline Loans in whole or in part in amounts aggregating $100,000 or a higher integral multiple of $100,000 (or, if less, the aggregate outstanding principal amount of all Swingline Loans then outstanding) by paying the principal amount to be prepaid no later than 2:00 p.m. (Chicago time) on such day. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans or Borrowing (or the Swingline Lender in the case of Swingline Loans) included in such Group of Loans or Borrowing.

          (b) The Borrower may, upon at least one (1) Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in
Article 8 and except with respect to any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Any such prepayment shall be upon at least three (3) Euro-Dollar Business Days' notice to the Administrative Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Group of Loans which are Euro-Dollar Loans, except that any Euro-Dollar Loan which has been converted to a Base Rate Loan

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

pursuant to Section 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

          (c) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent (by 11:00 a.m Chicago time on such Domestic Business Day), reimburse the Administrative Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit in whole or in part in any amount.

          (d) The Borrower may at any time return, or cause to be returned, any undrawn Letter of Credit to the Fronting Bank in whole, but not in part, and the Fronting Bank within a reasonable period of time shall give the Administrative Agent and each of the Banks notice of such return.

          (e) The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.11(a) (and the Administrative Agent promptly shall notify the Banks of such cancellation), and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being cancelled, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 2.11(a) and (b). In no event shall the Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Fronting Bank. Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. A reduction of the Commitments pursuant to this Section 2.11(c) shall not effect a reduction in the Swingline Commitment (unless so elected by the Borrower) until the aggregate Commitments have been reduced to an amount equal to the Swingline Commitment.

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

          (f) Any amounts so prepaid pursuant to Section 2.11 (a), (b), (c) or (d) may be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments and the Swingline Commitment pursuant to Section 2.11(e) hereof, such amounts may not be reborrowed.

          (g) The Borrower may not prepay any portion of a Money Market Loan except with the prior consent of the Bank or Designated Lender holding such Money Market Loan.

          SECTION 2.12  GENERAL PROVISIONS AS TO PAYMENTS.

          (a) The Borrower shall make each payment of interest on the Loans and of fees hereunder, not later than 12:00 Noon (Chicago time) on the date when due, in Federal or other funds immediately available in Chicago, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly (and if received prior to 12:00 noon, on the same Domestic Business Day, if received after 12:00 noon on the immediately following Domestic Business Day) distribute to each Bank its ratable share (or applicable share with respect to Money Market Loans) of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 12:00 Noon (Chicago time) on any Domestic Business Day, and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such Domestic Business Day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or Swingline Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar

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

Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.13 FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or Money Market LIBOR Loan or Money Market Absolute Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans or Money Market LIBOR Loans or Money Market Absolute Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a), or if Borrower shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan or Money Market LIBOR Loan or Money Market Absolute Rate Loan shall be converted on a date other than the first (lst) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including (without limitation) any loss incurred in

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

obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Bank shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

          SECTION 2.14 COMPUTATION OF INTEREST AND FEES. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limitation, the acquisition of real property to be used in the Borrower's existing business and for general working capital needs of the Borrower; provided, however, that no Swingline Loan shall be used more than once for the purpose of refinancing another Swingline Loan, in whole or part.

          SECTION 2.16  LETTERS OF CREDIT.

          (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a notice in accordance with Section 2.2(b) requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to the Borrower (subject to the provisions of Section 2.2(b)) in an amount or amounts equal to the amount or amounts requested by the Borrower.

          (b) It is hereby acknowledged and agreed by the Borrower, the Administrative Agent and all the Banks party hereto that on the Closing Date, the letters of credit previously issued by Bank of America, N.A., PNC Bank, National Association and/or JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York) as "Fronting Bank" under the Existing Revolving Credit Agreement, and more particularly set forth on Schedule 2.16

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

hereto, shall be transferred to this Agreement and shall be deemed to be Letters of Credit hereunder.

          (c) The Letter of Credit Usage shall be no more than Two Hundred Million Dollars ($200,000,000) at any one time.

          (d)    INTENTIONALLY OMITTED.

          (e) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, the Fronting Bank shall notify the Borrower and the Administrative Agent (and the Administrative Agent shall notify each Bank thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (e), the Borrower shall reimburse the Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Administrative Agent, and the Fronting Bank prior to 11:00 a.m. (Chicago time) on the Domestic Business Day immediately prior to the date of such drawing that the Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.2 to the Administrative Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Bank (other than the Fronting Bank) shall, in accordance with Section 2.2(b), make available its pro rata share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Fronting Bank for the amount of such draw. In the event that any such Bank fails to make available to the Fronting Bank the amount of such Bank's participation on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate commencing on the date such drawing is honored, and the provisions of
Section 9.16 shall otherwise apply to such failure.

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

          (f) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Bank (including the Fronting Bank) or (ii) impose on any Bank any other condition regarding this Agreement or such Bank (including the Fronting Bank) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase, by an amount deemed by the Fronting Bank or such Bank to be material, the cost to the Fronting Bank or any Bank of issuing or maintaining any Letter of Credit or participating therein, then the Borrower shall pay to the Fronting Bank or such Bank, within 15 days after written demand by such Bank (with a copy to the Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Bank for such increased costs or reduction in amounts received or receivable hereunder. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.16 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section 2.16 and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In

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

determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (g) The Borrower hereby agrees to protect, indemnify, pay and save the Fronting Bank and the Banks harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank or (ii) the failure of the Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority, including by reason of court order (collectively, "GOVERNMENTAL ACTS"), other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank. As between the Borrower and the Fronting Bank, the Borrower assumes all risks of the acts and omissions of any beneficiary with respect to its use, or misuses of, the Letters of Credit issued by the Fronting Bank. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than as a result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the

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

proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; or (viii) for any consequence arising from causes beyond the control of the Fronting Bank, including any Government Acts, in each case other than to the extent of the bad faith, gross negligence or willful misconduct of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to the Borrower; provided that, notwithstanding anything in the foregoing to the contrary, the Fronting Bank will be liable to the Borrower for any damages suffered by the Borrower or its Subsidiaries as a result of the Fronting Bank's grossly negligent or wilful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit.

          (h) If the Fronting Bank or the Administrative Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to the Borrower any reimbursement by the Borrower of any drawing under any Letter of Credit, each Bank shall pay to the Fronting Bank or the Administrative Agent, as the case may be, its pro rata share of such payment, but without interest thereon unless the Fronting Bank or the Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Administrative Agent is required to pay.

          SECTION 2.17 LETTER OF CREDIT USAGE ABSOLUTE. The obligations of the Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including,

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

without limitation, to the extent permitted by law, the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "LETTER OF CREDIT DOCUMENTS") or any Loan Document;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by the Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document; PROVIDED, that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower;

          (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the Letters of Credit;

          (d) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Fronting Bank or any Bank (other than a defense based on the bad faith, gross negligence or wilful misconduct of the Administrative Agent, the Fronting Bank or such Bank) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letters of Credit Documents or any unrelated transaction;

          (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED, that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank;

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

          (f) payment by the Fronting Bank against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; PROVIDED, that such payment shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; and

          (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower; PROVIDED, that such other circumstance or happening shall not have been the result of bad faith, gross negligence or wilful misconduct of the Fronting Bank.

          SECTION 2.18  SWINGLINE LOAN SUBFACILITY.

          (a) SWINGLINE COMMITMENT. Subject to the terms and conditions of this Section 2.18, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") from time to time during the term hereof; PROVIDED, HOWEVER, that the aggregate amount of Swingline Loans outstanding at any time shall not exceed the lesser of (i) SEVENTY-FIVE MILLION DOLLARS ($75,000,000), and (ii) the aggregate Commitments less all Loans then outstanding and Letter of Credit Usage (the "SWINGLINE COMMITMENT"). Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Loans may be reborrowed.

          (b)    SWINGLINE BORROWINGS.

          (i) NOTICE OF BORROWING. With respect to any Swingline Borrowing, the Borrower shall give the Swingline Lender and the Administrative Agent notice in writing in the form attached hereto as EXHIBIT C, which is received by the Swingline Lender and Administrative Agent not later than 1:00 p.m. (Chicago time) on the proposed date of such Swingline Borrowing (and confirmed by telephone by such time), specifying (A) that a Swingline Borrowing is being requested, (B) the amount of such Swingline Borrowing, (C)

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

the proposed date of such Swingline Borrowing, which shall be a Domestic Business Day and (D) stating that no Default or Event of Default has occurred and is continuing both before and after giving effect to such Swingline Borrowing. Such notice shall be irrevocable.

          (ii) MINIMUM AMOUNTS. Each Swingline Borrowing shall be in a minimum principal amount of $1,000,000, or an integral multiple of $100,000 in excess thereof.

          (iii) REPAYMENT OF SWINGLINE LOANS. Each Swingline Loan shall be due and payable on the earliest of (A) 5 Domestic Business Days from the date of the applicable Swingline Borrowing, (B) the date of the next Committed Borrowing or
(C) the Maturity Date. In addition, in no event shall Swingline Loans be outstanding for more than ten (10) Domestic Business Days in any calendar month. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Committed Borrowing, such Swingline Loans shall first be repaid from the proceeds of such Committed Borrowing prior to the disbursement of the same to the Borrower. If, and to the extent, a Committed Borrowing is not requested prior to the Maturity Date or the end of the 5-Domestic Business Day period after a Swingline Borrowing, the Borrower shall be deemed to have requested a Committed Borrowing comprised entirely of Base Rate Loans in the amount of the applicable Swingline Loan then outstanding, the proceeds of which shall be used to repay such Swingline Loan to the Swingline Lender. In addition, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Committed Borrowing, in which case the Borrower shall be deemed to have requested a Committed Borrowing comprised entirely of Base Rate Loans in the amount of such Swingline Loans then outstanding, the proceeds of which shall be used to repay such Swingline Loans to the Swingline Lender. Any Committed Borrowing which is deemed requested by the Borrower in accordance with this
Section 2.18(b)(iii) is hereinafter referred to as a "MANDATORY BORROWING". Each Bank hereby irrevocably agrees to make Committed Loans promptly upon receipt of notice from the Swingline Lender of any such deemed request for a Mandatory Borrowing in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Bank (or the next

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

Domestic Business Day if such notice is received after 12:00 P.M. (Chicago time)) notwithstanding (I) the amount of the Mandatory Borrowing may not comply with the minimum amount of Committed Borrowings otherwise required hereunder,
(II) whether any conditions specified in Section 3.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such deemed request for a Committed Borrowing to be made by the time otherwise required in Section 2.1, (V) the date of such Mandatory Borrowing (provided that such date must be a Domestic Business Day), or (VI) any termination of the Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith; PROVIDED, HOWEVER, that no Bank shall be obligated to make Committed Loans in respect of a Mandatory Borrowing if a Default or an Event of Default then exists and the applicable Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

          (iv) PURCHASE OF PARTICIPATIONS. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith, upon demand, purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payment received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its pro rata share (determined before giving effect to any termination of the Commitments pursuant hereto), provided that (A) all interest payable on the Swingline Loans with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Mandatory Borrowing would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Lender interest on the principal amount of

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such participation for each day from and including the day upon which the
Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Domestic Business Days after the date the Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Bank shall be obligated to purchase a participation in any Swingline Loan if a Default or an Event of Default then exists and such Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

          (c) INTEREST RATE. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swingline Loan is made until the date it is repaid, at a rate per annum equal to the Federal Funds Rate for such day, plus the Applicable Margin for Euro-Dollar Loans, plus .20%.

                                   ARTICLE III

                                   CONDITIONS

          SECTION 3.1 CLOSING. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

          (a) the Borrower shall have executed and delivered to the Administrative Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.5;

          (b) the Borrower, the Administrative Agent and each of the Banks shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

          (c) EQR shall have executed and delivered to the Administrative Agent a duly executed original of the EQR

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

Guaranty and each Down REIT Guarantor shall have executed and delivered to the Administrative Agent a duly executed original of a Down REIT Guaranty;

          (d) the Administrative Agent shall have received an opinion of Piper Rudnick, counsel for the Borrower, acceptable to the Administrative Agent, the Banks and their counsel;

          (e) the Borrower shall have repaid in full, and terminated, the Revolving Credit Agreement, dated as of August 12, 1999, among the Borrower, EQR, Bank of America N.A., as administrative agent, The Chase Manhattan Bank, as syndication agent, Morgan Guaranty Trust Company of New York, as documentation agent, and the financial institutions party thereto, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of November 10, 1999 (collectively, the "EXISTING REVOLVING CREDIT AGREEMENT").

          (f) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and EQR, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Illinois, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust of EQR, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of EQR as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to EQR from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

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          (g)    the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

          (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

          (i) the Administrative Agent shall be satisfied that neither the Borrower, EQR nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect;

          (j) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.8 hereof on or before the Closing Date, and the fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP shall have been paid directly to such firm, if required by such firm and if such firm has delivered an invoice in reasonable detail of such fees and expenses in sufficient time for the Borrower to approve and process the same;

          (k) the Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, EQR and the applicable Consolidated Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

          (l) the Administrative Agent shall have received the audited financial statements of the Borrower and its Consolidated Subsidiaries and of EQR for the fiscal year ending December 31, 2001; and

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          (m)    no Default or Event of Default shall have occurred.

          SECTION 3.2 BORROWINGS. The obligation of any Bank to make a Loan or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit or the obligation of the Swingline Lender to make a Swingline Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or a Notice of Money Market Borrowing as required by
Section 2.3 or a request to cause a Fronting Bank to issue a Letter of Credit pursuant to Section 2.16;

          (b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans plus the Letter of Credit Usage will not exceed the aggregate amount of the Commitments;

          (c) immediately before and after such Borrowing or issuance of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans or the issuance of such Letter of Credit;

          (d) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

          (e) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans, the issuance of any Letter of Credit or the consummation of the transactions contemplated by this Agreement; and

          (f) no event, act or condition shall have occurred after the Closing Date which, in the reasonable

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judgment of the Administrative Agent, or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder or acceptance of a Letter of Credit issued hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d), (e), and
(f) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

          SECTION 4.1 EXISTENCE AND POWER. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Illinois and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. EQR is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has

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been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

          SECTION 4.2 POWER AND AUTHORITY. The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. EQR has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

          SECTION 4.3 NO VIOLATION. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any

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partnership of which the Borrower is a partner) or any of its Consolidated
Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

          SECTION 4.4   FINANCIAL INFORMATION.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, dated as of December 31, 2001, and the related consolidated statements of Borrower's financial position for the fiscal year then ended, reported on by Ernst & Young LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The consolidated balance sheet of EQR, dated as of December 31, 2001, and the related consolidated statements of EQR's financial position for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the EQR 2001 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of EQR and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (c) Since March 31, 2002, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and
(ii) except as previously disclosed to the Banks, neither the Borrower nor EQR has incurred any material indebtedness or guaranty on or before the Closing Date.

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          SECTION 4.5   LITIGATION. Except as previously disclosed by the
Borrower in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, nor, to the knowledge of the Borrower, any investigation of, (i) the Borrower, EQR or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

          SECTION 4.6   COMPLIANCE WITH ERISA.

          (a) Except as set forth on SCHEDULE 4.6 attached hereto, neither Borrower nor EQR is a member of any material Plan or Multiemployer Plan or any other Benefit Arrangement. In the event that at any time after the Closing Date, either the Borrower or EQR shall become a member of any other material Plan or Multiemployer Plan, Borrower promptly shall notify the Administrative Agent thereof and from and after such notice, SCHEDULE 4.6 shall be deemed modified thereby.

          (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or the Banks to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

          SECTION 4.7 ENVIRONMENTAL MATTERS. The Borrower and EQR each conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower, EQR and Consolidated Subsidiaries of either or both when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license,

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permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower and EQR each has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect on the Borrower, EQR and their Consolidated Subsidiaries.

          SECTION 4.8 TAXES. United States Federal income tax returns of the Borrower, EQR and their Consolidated Subsidiaries have been prepared and filed through the fiscal year ended December 31, 2001. The Borrower, EQR and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, EQR or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, EQR and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.9 FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

          SECTION 4.10 SOLVENCY. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower will be Solvent.

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          SECTION 4.11  USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of the
Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in any manner that might violate the provisions of Regulations T, U or X of the Federal Reserve Board. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

          SECTION 4.12 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

          SECTION 4.13 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower, EQR nor any Consolidated Subsidiary is (x) an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY", within the meaning of the Investment Company Act of 1940, as amended, (y) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or an "AFFILIATE" of either a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          SECTION 4.14 PRINCIPAL OFFICES. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606.

          SECTION 4.15 REIT STATUS. For the fiscal year ended December 31, 2001, EQR qualified and EQR intends to

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continue to qualify as a real estate investment trust under the Code.

          SECTION 4.16 PATENTS, TRADEMARKS, ETC. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

          SECTION 4.17 OWNERSHIP OF PROPERTY. SCHEDULE 4.17 attached hereto and made a part hereof sets forth all the real property owned or ground leased by the Borrower, EQR and Persons in which the Borrower and/or EQR, directly or indirectly, owns an interest as of the Closing Date. As of the Closing Date, the Borrower, EQR and such Persons have good and insurable fee simple title (or leasehold title if so designated on SCHEDULE 4.17) to all of such real property, subject to Permitted Liens. As of the date of this Agreement, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets except as disclosed on
SCHEDULE 4.17.

          SECTION 4.18 NO DEFAULT. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

          SECTION 4.19 LICENSES, ETC. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

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          SECTION 4.20  COMPLIANCE WITH LAW. To the Borrower's knowledge, the
Borrower and each of the Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

          SECTION 4.21 NO BURDENSOME RESTRICTIONS. Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

          SECTION 4.22 BROKERS' FEES. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Banks.

          SECTION 4.23 LABOR MATTERS. Except as set forth on SCHEDULE 4.6 attached hereto, as of the Closing Date, there are no material collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

          SECTION 4.24 INSURANCE. The Borrower and/or EQR maintains all risk property insurance (including builder's risk, where and when applicable, but excluding terrorist insurance and mold insurance), workers compensation insurance and commercial general liability insurance with financially sound and reputable insurance companies or associations, which are neither Investment Affiliates nor Consolidated Subsidiaries of the Borrower or EQR (a "CAPTIVE INSURER") except as provided below with respect to

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deductibles, in such amounts, and covering such risks as are usually carried by companies engaging in similar businesses owning similar properties in the same general areas in which the Borrower and EQR operate, and with such deductibles (whether by way of self-insurance or obtained from a captive insurer) as reasonably determined by Borrower. In connection with the foregoing, the Borrower represents that as of the Closing Date, the Borrower's and EQR's insurance policies and programs, as described in that certain letter, dated May 14, 2002, from Bruce C. Strohm to the Administrative Agent, are currently in full force and effect, and, together with payment by the insured of the scheduled deductible payments, are in amounts sufficient to cover the 100% replacement cost of each of the Real Property Assets, except where the failure to maintain such coverage will not have a Material Adverse Effect.

          SECTION 4.25 ORGANIZATIONAL DOCUMENTS. The documents delivered pursuant to Section 3.1(f) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower and EQR. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in this Section 4.25, except for exhibits to the Borrower's partnership agreement identifying the current list of partners which, with the permission of the Banks, have been omitted therefrom.

          SECTION 4.26 QUALIFYING UNENCUMBERED PROPERTIES. As of the date hereof, each Property listed on EXHIBIT F as a Qualifying Unencumbered Property
(i) is an operating multifamily residential property wholly-owned or ground leased (directly or beneficially) by Borrower and/or EQR or a wholly-owned Subsidiary of either or both, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property (it being understood that covenants similar to those set forth in Section 5.8 hereof and customary corporate governance provisions in organizational documents shall not be deemed to constitute any such prohibition or

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limitation), and (iv) is not owned by a Subsidiary of the Borrower or EQR (other than the Borrower) that has any outstanding Unsecured Debt (other than those items of Indebtedness set forth in clauses (e), (f), (i) or (j) of the definition of Indebtedness, or any Contingent Obligation other than guarantees for borrowed money). All of the information set forth on EXHIBIT F is true and correct in all material respects.

                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

          The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

          SECTION 5.1   INFORMATION. The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 125 days after the end of each fiscal year of the Borrower) a consolidated balance sheet of the Borrower, EQR and their Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of Borrower's and EQR's operations and consolidated statements of Borrower's and EQR's cash flow for such fiscal year, setting forth in each case in comparative form the figures as of the end of the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission on Borrower's and EQR's Form 10K and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 80 days after the end of each of the first three quarters of each fiscal year of the Borrower and EQR), (i) a consolidated balance sheet of the Borrower, EQR

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and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and EQR's operations and consolidated statements of Borrower's and EQR's cash flow for such quarter and for the portion of the Borrower's or EQR's fiscal year ended at the end of such quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower's and EQR's Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in

                                       86
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respect thereof and (3) no event has occurred and is continuing which would give rise to a mandatory prepayment pursuant to Section 2.10 hereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (3) above;

          (d) (i) within five (5) Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Domestic Business Days after the Borrower obtains knowledge thereof, notice of
(x) any litigation or governmental proceeding pending or threatened against the Borrower or the Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect,
(y) any other event, act or condition which is likely to result in a Material Adverse Effect, and (z) any event giving rise to a mandatory prepayment pursuant to Section 2.10;

          (e) promptly upon the mailing thereof to the shareholders of EQR generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which EQR shall have filed with the Securities and Exchange Commission;

          (g) Promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give

                                       87
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notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower

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

shall obtain actual knowledge that there exists any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

          (i) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence; and

          (j) from time to time such additional information regarding the financial position or business of the Borrower, EQR and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing.

          SECTION 5.2 PAYMENT OF OBLIGATIONS. The Borrower, EQR and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all its respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

          SECTION 5.3   MAINTENANCE OF PROPERTY; INSURANCE; LEASES.

          (a) The Borrower and/or EQR will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation the Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in

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

each case where the failure to so maintain and repair will have a Material Adverse Effect.

          (b) The Borrower and/or EQR shall maintain, or cause to be maintained, insurance comparable to that required by Section 4.24 hereof with insurers meeting the qualifications described therein, or such other insurance and insurers as shall otherwise be reasonably acceptable to the Administrative Agent. The Borrower and/or EQR will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage required by Section 4.24 from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of such coverage by the Borrower and/or EQR.

          SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower and EQR will continue to engage in business of the same general type as now conducted by the Borrower and EQR, and each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

          SECTION 5.5 COMPLIANCE WITH LAWS. The Borrower and EQR will and will cause their Subsidiaries to comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or the Banks to any material liability therefor.

          SECTION 5.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower and EQR each will keep proper books

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

of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties, including without limitation the Real Property Assets, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

          SECTION 5.7 EXISTENCE. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, EQR's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

          SECTION 5.8   FINANCIAL COVENANTS.

          (a) INDEBTEDNESS TO GROSS ASSET VALUE. Borrower shall not permit the ratio of Indebtedness of Borrower and EQR, on a consolidated basis, and Borrower's Share of Indebtedness of Investment Affiliates to Gross Asset Value of Borrower and EQR to exceed 0.55:1 at any time.

          (b) SECURED DEBT TO GROSS ASSET VALUE. Borrower shall not permit the ratio of Secured Debt to Gross Asset Value of Borrower and EQR to exceed 0.40:1 at any time.

          (c) UNENCUMBERED POOL. Borrower shall not permit the ratio of the Unencumbered Asset Value to outstanding Unsecured Debt to be less than 1.8:1 at any time.

          (d) EBITDA TO FIXED CHARGES RATIO. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Fixed Charges for the

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then most recently completed Fiscal Quarter to be less than 1.75:1.

          (e) UNENCUMBERED NET OPERATING INCOME TO UNSECURED INTEREST EXPENSE. Borrower shall not permit the ratio of Unencumbered Net Operating Income for the then most recently completed Fiscal Quarter to Unsecured Interest Expense for the then most recently completed Fiscal Quarter to be less than 2.00:1.

          (f) DIVIDENDS. The Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 90% of the Borrower's FFO for such year. During the continuance of a monetary Event of Default, Borrower shall only pay partnership distributions that are necessary to enable EQR to make those dividends necessary to maintain EQR's status as a real estate investment trust.

          (g) MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries will at no time be less than $5,000,000,000 plus ninety percent (90%) of all Net Offering Proceeds received by EQR or Borrower after the date hereof.

          (h) RAW LAND. The Borrower and EQR shall not purchase or continue to hold any Raw Land to the extent that the undepreciated book value of all such Raw Land, taken singly or in the aggregate, exceeds five percent (5%) of the Gross Asset Value of Borrower and EQR.

          (i) DEVELOPMENT ACTIVITY. The Borrower, EQR and their Subsidiaries will not engage in any Development Activity other than Development Activity in which the Borrower, EQR and their Subsidiaries do not have a total aggregate investment at any time exceeding an amount equal to fifteen percent (15%) of the Gross Asset Value of Borrower and EQR.

          (j) PERMITTED HOLDINGS. Borrower's and EQR's primary business will be the ownership, operation and development of multifamily residential property and any other business activities of Borrower, EQR and Subsidiaries of either or both will remain incidental thereto. Notwithstanding the foregoing, Borrower, EQR and

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

Subsidiaries of either or both may acquire or maintain the following Permitted Holdings if and so long as (x) the aggregate value of Permitted Holdings, together with the Permitted Holdings described in subsections (h) and (i) above, whether held directly or indirectly (but without duplication) by Borrower, EQR and/or their Subsidiaries, does not exceed, at any time, twenty-five percent (25%) of Gross Asset Value of Borrower and EQR as a whole and (y) the value of each such Permitted Holding, whether held directly or indirectly by Borrower, EQR or the Subsidiaries of either or both, does not exceed, at any time, the following percentages of Gross Asset Value of Borrower and EQR:

                                                                               Maximum Percentage
Permitted Holdings                                                             of Gross Asset Value
------------------                                                             --------------------
Non-Multifamily Residential Property
(other than Cash or Cash Equivalents)                                                   10%

Securities (other than Cash and Cash
Equivalents or Multifamily Residential
Property Mortgages or Multifamily
Residential Property Partnership Interests)                                              5%

Multifamily Residential Property
Mortgages (other than Mortgages issued
by the Borrower or any Subsidiary of
Borrower)                                                                               10%

Multifamily Residential Property Partnership Interests (including military housing) (other than interests in any Person at least 95% owned directly or indirectly by EQR and/or Borrower and
EQR's partnership interest in the Borrower                                              20%

Military Housing                                                                        5% or
                                                                                        $250,000,000,
                                                                                        whichever is
                                                                                        less

For purposes of calculating the foregoing percentages the value for Non-multifamily Residential Property, Multifamily Residential Property Mortgages and Securities shall be equal to the lesser of (a) the acquisition cost thereof or (b) the

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

current market value thereof (such market value to be determined in a manner reasonably acceptable to Administrative Agent); and the value of any Military Housing shall be equal to the total contributions made by the Borrower or EQR to any Military Housing Affiliate, together with the amount of any unfunded obligations of the Borrower or EQR to make additional equity contributions to such entity and the amount of any Contingent Obligations which are recourse to the Borrower or EQR guaranteeing any obligation of such Military Housing Affiliate (other than guarantees of Customary Non-Recourse Carve-Outs; PROVIDED FURTHER, that for purposes of calculating Multifamily Residential Property Partnership Interests pursuant to this SECTION 5.8(j), (i) a Down REIT (or a wholly-owned Subsidiary thereof) shall be deemed to be wholly-owned by Borrower; and (ii) value of Multifamily Residential Property Partnership Interests (except where the underlying Property is Unimproved Assets or Raw Land) shall be equal to a fraction, the numerator of which is Borrower's or EQR's pro rata level of Net Operating Income from the applicable Permitted Holdings and the denominator of which is the FMV Cap Rate, and, where the underlying Property is Unimproved Assets or Raw Land, the value shall be determined in the same manner provided in parts (v), (vi), (vii) and (viii) of the definition of Adjusted Asset Value.

          (k) CALCULATION. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

          SECTION 5.9   RESTRICTION ON FUNDAMENTAL CHANGES.

          (a) Neither the Borrower nor EQR shall enter into any merger or consolidation, unless (i) the Borrower or EQR is the surviving entity, (ii) the entity which is merged into Borrower or EQR is predominantly in the commercial real estate business, (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower's or EQR's creditworthiness two months immediately preceding such merger, (iv) no Event of Default shall be outstanding as of the effective date of any such merger or consolidation, and (v) in the case of any merger where the then fair market value of the assets of the entity which is merged into the Borrower or EQR is twenty-five percent (25%) or more of the

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Borrower's or EQR's then Gross Asset Value following such merger, the
Administrative Agent's consent thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Borrower nor EQR shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

          (b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Administrative Agent's consent, which shall not be unreasonably withheld. EQR shall not amend its declaration of trust, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Administrative Agent's consent, which shall not be unreasonably withheld.

          (c) The Borrower shall deliver to Administrative Agent copies of all amendments to its agreement of limited partnership or to EQR's declaration of trust, by-laws, or other organizational documents no less than ten (10) days after the effective date of any such amendment.

          SECTION 5.10  CHANGES IN BUSINESS.

          (a) Except for Permitted Holdings, neither the Borrower nor EQR shall enter into any business which is substantially different from that conducted by the Borrower or EQR on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower and its Subsidiaries and Investment Affiliates.

          (b) Except for Permitted Holdings, Borrower shall not engage in any line of business other than ownership, operation and development of multifamily residential property and the provision of services incidental thereto, whether directly or through its Subsidiaries and Investment Affiliates.

          SECTION 5.11 MARGIN STOCK. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock in any manner that might violate the provisions of Regulations T, U or X of the Federal Reserve Board.

          SECTION 5.12  HEDGING REQUIREMENTS. Within five (5) Domestic
Business Days after the last day of each calendar quarter, the Borrower shall have in effect "Interest Rate Hedges" on Borrower's Indebtedness so that such Indebtedness, together with all Fixed Rate Indebtedness of Borrower, shall constitute at least fifty percent (50%) of the then aggregate Indebtedness of the Borrower. "INTEREST RATE HEDGES" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements, each of which (i) shall have a minimum term of two (2) years, or, in the case of loans pursuant to which interest shall accrue at a rate other than a fixed rate, a term equal to the term of such floating rate loan (to the extent the term of such floating rate loan is less than two (2) years), (ii) shall have the effect of capping the interest rates covered thereby at a rate equal to or lower than the Cap Rate at the time of purchase or execution, and (iii) shall be with an Approved Bank as the counterparty. It is acknowledged and agreed that the Borrower shall have no obligation to replace any Interest Rate Hedge even if the counterparty thereto shall cease to be an Approved Bank. The Borrower shall submit evidence of its compliance with Interest Rate Hedges to the Administrative Agent together with the certificate required to be delivered by the Borrower pursuant to Section 5.1(c).

          SECTION 5.13  EQR STATUS.

          (a) STATUS. EQR shall at all times (i) remain a publicly traded company listed on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

          (b) INDEBTEDNESS. EQR shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (1)    the Obligations; and

                 (2) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

          (c)    RESTRICTION ON FUNDAMENTAL CHANGES.

                 (1) Except for Permitted Holdings, EQR shall not have an investment in any Person other than Borrower, common stock of QRS Corporations, and the interests identified on SCHEDULE 5.13(c)(1) as being owned by EQR.

                 (2) Except for Permitted Holdings, EQR shall not acquire an interest in any Property other than Securities issued by Borrower, common stock of QRS Corporations, and the interests identified on SCHEDULE 5.13(c)(2).

          (d) ENVIRONMENTAL LIABILITIES. Neither EQR nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, EQR shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) EQR shall have given Administrative Agent prior written notice of the commencement of such contest,
(iii) noncompliance with such Environmental Law shall not subject EQR or such Subsidiary to any criminal penalty or subject Administrative Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (e) DISPOSAL OF PARTNERSHIP INTERESTS. EQR will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower, except for the reduction of EQR's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by Borrower.

                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.1 EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable hereunder and the same shall continue for a period of five (5) days after the same becomes due;

          (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), or Sections 5.10 to 5.13, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower;

          (e) the Borrower, EQR, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $25,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, EQR, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

          (f) the Borrower or EQR shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or admit in writing its inability, to pay its debts as such debts become due, or shall take any action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Borrower or EQR seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or EQR under the federal bankruptcy laws as now or hereafter in effect;

          (h) one or more final, non-appealable judgments or decrees (or one or more judgments which is/are not stayed pending appeal) in an aggregate amount of Twenty Million Dollars ($20,000,000) or more shall be entered by a court or courts of competent jurisdiction against the Borrower, EQR or its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

          (i) there shall be a change in the majority of the Board of Trustees of EQR during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of EQR to qualify under applicable law as independent trustees or (z) the replacement of any trustee who is an officer or employee of EQR or an affiliate of EQR with any other officer or employee of EQR or an affiliate of EQR;

          (j) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of EQR;

          (k) EQR shall cease at any time to qualify as a real estate investment trust under the Code;

          (l) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of the Borrower) is equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

          (m) if, any member of the ERISA Group shall commit a failure described in Section 402(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 402(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

          (n) at any time, for any reason the Borrower or EQR seeks to repudiate its obligations under any Loan Document; or

          (o) a default beyond any applicable notice or grace period under any of the other Loan Documents.

          SECTION 6.2   RIGHTS AND REMEDIES.

          (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Commitments and the Swingline Commitment shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or

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protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, subject to the provisions of Section 6.2(b), the Administrative Agent may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare the Commitments terminated and the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise as provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents (including, without limitation, those set forth in Section 6.4 hereof) or, if the Required Banks are unable to reach agreement within thirty (30) days of commencement of discussions, then, from and after an Event of Default and the the end of such thirty (30) day period, the Administrative Agent may pursue such rights and remedies as it may determine if it shall reasonably determine that the same shall be in the best interests of the Banks, taken as a whole.

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          SECTION 6.3   NOTICE OF DEFAULT. The Administrative Agent shall give
notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Bank or Borrower or any court or governmental agency referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of a Default or Event of Default expressly stating that such notice is a notice of a Default or Event of Default, or should Administrative Agent send Borrower a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Bank.

          SECTION 6.4   ACTIONS IN RESPECT OF LETTERS OF CREDIT.

          (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent may, and upon the demand of the Required Banks shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand) the Borrower shall, pay to the Administrative Agent, on behalf of the Banks, in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") to be maintained in the name of the Administrative Agent (on behalf of the Banks) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

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          (b)    The Borrower hereby grants to the Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Banks a lien on and a security interest in, the following collateral (the "LETTER OF CREDIT COLLATERAL"):

                 (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                 (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                 (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                 (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

          (c) The Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Banks to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by the Borrower to the Banks in respect of the Letters of Credit.

          (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of

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Credit Collateral Account, except as provided in Section 6.4(h) hereof.

          (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.4.

          (f)    If any Event of Default shall have occurred and be continuing:

                 (i) The Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of the Letter of Credit Collateral, FIRST, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and SECOND, any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 6.4 are in addition to any rights and remedies which any Bank may have.

                 (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Illinois at that time.

          (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

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          (h)    At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 6.5 DISTRIBUTION OF PROCEEDS AFTER DEFAULT. Notwithstanding anything contained herein to the contrary, from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans.

                                   ARTICLE VII

                                   THE AGENTS

          SECTION 7.1 APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers and discretion as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Administrative Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

          SECTION 7.2 AGENCY AND AFFILIATES. Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the

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Administrative Agent, and Bank of America, N.A. and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, EQR or any Subsidiary or affiliate of the Borrower as if it was not the Administrative Agent hereunder, and the term "Bank" and "Banks" shall include Bank of America, N.A. in its individual capacity.

          SECTION 7.3 ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Administrative Agent shall administer the Loans in the same manner as it administers its own loans.

          SECTION 7.4 CONSULTATION WITH EXPERTS. As between Administrative Agent and the Banks, the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.5 LIABILITY OF ADMINISTRATIVE AGENT, SYNDICATION AGENT, CO-SYNDICATION AGENT, CO-DOCUMENTATION AGENTS. As between Administrative Agent and the Banks, none of the Administrative Agent, the Syndication Agent, the Co-Syndication Agent, or the Co-Documentation Agents, nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by any of them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or wilful misconduct. As between Administrative Agent and the Banks, none of the Administrative Agent, the Syndication Agent, the Co-Syndication Agent or the Co-Documentation Agents, nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or

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representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower, except with respect to payment of principal and interest; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Administrative Agent and the Banks, the Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.6 INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, the Syndication Agent, the Co-Syndication Agent, and the Co-Documentation Agents, and their respective affiliates and directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or wilful misconduct) that such indemnitee may suffer or incur in connection with its duties as Administrative Agent and/or Syndication Agent and/or Co-Syndication Agent and/or Co-Documentation Agents under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder as Administrative Agent or as Syndication Agent. In the event that the Co-Syndication Agent, the Syndication Agent, the Co-Documentation Agents or the Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, Co-Syndication Agent, Syndication Agent, such Co-Documentation Agents or the Administrative Agent shall reimburse the Banks which previously made the payment(s) PRO RATA, based upon the actual amounts which were theretofore paid by each Bank. The Syndication Agent, the Co-Syndication Agent, the Co-Documentation Agents, or the Administrative Agent, as the case may be, shall reimburse such Banks so entitled to

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reimbursement within two (2) Domestic Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

          SECTION 7.7 CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Co-Syndication Agent, or the Co-Documentation Agents, or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, Syndication Agent, the Co-Syndication Agent, the Co-Documentation Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.8 SUCCESSOR ADMINISTRATIVE AGENT OR SYNDICATION AGENT. The Administrative Agent, the Syndication Agent, the Co-Syndication Agent, the Co-Documentation Agents may resign at any time by giving notice thereof to the Banks, the Borrower and each other and the Administrative Agent or the Syndication Agent, as applicable, shall resign in the event its Commitment is reduced to less than $10,000,000. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent or Syndication Agent, as applicable, which successor Administrative Agent or successor Syndication Agent (as applicable) shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved Bank of America, N.A. as a successor Syndication Agent and JPMorgan Chase Bank as a successor Administrative Agent). If no successor Administrative Agent or Syndication Agent (as applicable) shall have been so appointed by the Required Banks and approved by the Borrower, or, if so appointed, shall not have accepted such appointment within 30 days after the retiring Administrative Agent or Syndication Agent (as applicable) gives notice of resignation, then the retiring Administrative Agent or retiring Syndication Agent (as applicable) may, on behalf of

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the Banks, appoint a successor Administrative Agent or Syndication Agent (as applicable), which shall be the Syndication Agent or the Administrative Agent, as the case may be, who shall act until the Required Banks shall appoint a Administrative Agent or Syndication Agent. In any event, the retiring Administrative Agent shall continue to act as Administrative Agent until such time as a successor Administrative Agent shall have been so appointed by the Required Banks, approved by Borrower, and shall have assumed its duties hereunder. Upon the acceptance of its appointment as the Administrative Agent or Syndication Agent hereunder by a successor Administrative Agent or successor Syndication Agent, as applicable, such successor Administrative Agent or successor Syndication Agent, as applicable, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or retiring Syndication Agent, as applicable, and the retiring Administrative Agent or the retiring Syndication Agent, as applicable, shall be discharged from its duties and obligations hereunder. The rights and duties of the Administrative Agent to be vested in any successor Administrative Agent shall include, without limitation, the rights and duties as Swingline Lender. After any retiring Administrative Agent's or retiring Syndication Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Syndication Agent, as applicable. For gross negligence or willful misconduct, as determined by the Required Banks (excluding for such determination Administrative Agent or Syndication Agent in its capacity as a Bank, as applicable), the Administrative Agent or Syndication Agent may be removed at any time by giving at least thirty (30) Domestic Business Days prior written notice to the Administrative Agent, Syndication Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent or Syndication Agent, as applicable, in accordance with the provisions of this Section 7.8.

          SECTION 7.9 CONSENTS AND APPROVALS. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such

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determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Domestic Business Days after receipt of the request therefor from Administrative Agent (the "BANK REPLY PERIOD"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action) or all the Banks, as the case may be.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

          SECTION 8.1 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Money Market LIBOR Loan:

          (a) the Administrative Agent determines in good faith that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

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          (b)    Banks having 50% or more of the aggregate amount of the
Commitments advise the Administrative Agent that the Euro-Dollar Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Bank of funding its Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of (i) any EuroDollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or (ii) any Money Market LIBOR Borrowing for which a Notice of Money Market Borrowing has previously been given, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. For purposes of this Section 8.1(b), in determining whether the Euro-Dollar Rate, as determined by Administrative Agent, will not adequately and fairly reflect the cost to any Bank of funding its Euro-Dollar Loans for such Interest Period, such determination will be based solely on the ability of such Bank to obtain matching funds in the London interbank market at a reasonably equivalent rate.

          SECTION 8.2 ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Euro-Dollar Lending Office) (x) to make, maintain or fund its Euro-Dollar Loans, or (y) to participate in any Letter of Credit issued by the Fronting

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Bank, or, with respect to the Fronting Bank, to issue any Letter of Credit, the
Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank in case of the event described in clause (x) above to make Euro-Dollar Loans, or in the case of the event described in clause (y) above, to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letter of Credit, shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to
Section 2.13 hereof with respect to Loans converted pursuant to this Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          If at any time, it shall be unlawful for any Bank to make, maintain or fund its Euro-Dollar Loans, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which

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event, such Bank's Commitments shall be deemed to be cancelled pursuant to
Section 2.11(c).

          SECTION 8.3   INCREASED COST AND REDUCED RETURN.

          (a) If, on or after (x) the date hereof in the case of Committed Loans made pursuant to Section 2.1, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any EuroDollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date affecting such Bank's EuroDollar Loans, its Note, or its obligation to make EuroDollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Euro-Dollar Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank

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generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

          (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

          (c) Each Bank will promptly notify the Borrower, the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this

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Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d)    If at any time, any Bank shall be owed amounts pursuant to this
Section 8.3, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be cancelled pursuant to Section 2.11(c).

          SECTION 8.4   TAXES.

          (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank, the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "NON-EXCLUDED TAXES"). If

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the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or the Letter of Credit or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Letter of Credit (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower agrees to indemnify each Bank, the Fronting Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Fronting Bank or the Administrative Agent (as the case may be) and, so long as such Bank or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Fronting Bank or the Administrative Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (A)

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two duly completed copies of Internal Revenue Service form 1001, or any successor form prescribed by the Internal Revenue Service, and (B) an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001, that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of being under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in Section 8.4(a).

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of

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its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          (g)    If at any time, any Bank shall be owed amounts pursuant to this
Section 8.4, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be cancelled pursuant to Section 2.11(c).

          SECTION 8.5 BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans and thereafter all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be

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applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate
Loans instead, and

          (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Euro-Dollar Loans converted to Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, or facsimile number set forth on the signature pages hereof with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attn: General Counsel, and to Piper Rudnick, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, Attn: James M. Phipps, Esq., (y) in the case of any Bank, at its address, or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Administrative Agent under Article II or

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Article VIII shall not be effective until received. The Administrative Agent shall promptly notify the Banks of any change in the address of the Borrower or the Administrative Agent.

          SECTION 9.2 NO WAIVERS. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.3   EXPENSES; INDEMNIFICATION.

          (a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Syndication Agent (including reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP in connection with the syndication of the Loans and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank (the Administrative Agent shall promptly submit any expenses of any of the Banks to Borrower for reimbursement), including fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; PROVIDED, HOWEVER, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a) (iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent, and (B) counsel for all of the Banks as a group; and PROVIDED, FURTHER, that all other

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costs and expenses for which Borrower is obligated under this subsection
(a) (iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent, and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing either or both of Administrative Agent and/or Syndication Agent).

          (b) The Borrower agrees to indemnify the Syndication Agent, the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower, EQR or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower, EQR or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, wilful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction,
(c) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of

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such Property or (d) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent, Syndication Agent or any Bank shall be solely in his or her respective capacity as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

          SECTION 9.4 SHARING OF SET-OFFS. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit participated in by it, or, in the case of the Fronting Bank, Letter of Credit issued by it, which is greater than the proportion received by any other Bank or Letter of Credit issued or participated in by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or Letter of Credit issued or participated in by such other Banks shall

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be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or the Letters of Credit. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this
Section 9.4.

          SECTION 9.5 AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes, the Letters of Credit or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent or the Swingline Lender in its capacity as Administrative Agent or Swingline Lender, as applicable, are affected thereby, by the Administrative Agent or Swingline Lender, as applicable); PROVIDED that no such amendment or waiver with respect to this Agreement, the Notes, the Letters of Credit or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or for the extension of the term of any Letter of Credit beyond the Maturity Date, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,

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(v) release the EQR Guaranty or any Down REIT Guaranty, (vi) modify the definition of "Required Banks", or (vii) modify the provisions of this Section 9.5.

          SECTION 9.6   SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and any Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

          (b) Any Bank may at any time grant (i) prior to the occurrence of an Event of Default, to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions in minimum amounts of not less than $5,000,000 (or any lesser amount in the case of participations to an existing Bank or in the case of participations with respect to Money Market Loans only) (it being understood that no Bank may hold Commitments of which less than $5,000,000 in the aggregate is for its own account, unless its Commitments shall have been reduced to zero) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, a "PARTICIPANT"), participating interests in its Commitment or any or all of its Loans, with (and subject to) the consent of, provided that no Event of Default shall have occurred and be continuing, the Borrower (other than with respect to Money Market Loans), which consent shall not be unreasonably withheld or delayed. The Administrative Agent shall be notified by any such Bank of any such participation prior to the same becoming effective. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely

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and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of, and subject to the restrictions with respect to, a participating interest granted in accordance with this subsection
(b).

          (c) Any Bank may at any time assign to (i) prior to the occurrence of an Event of Default, (A) an existing Bank, (B) one or more banks, finance companies, insurance or other financial institutions which (1) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Administrative Agent and (2) has total assets in excess of Ten Billion Dollars ($10,000,000,000), or (C) with the prior consent and approval of the Administrative Agent and Borrower, a wholly-owned affiliate of such transferor Bank if such transferor Bank then meets the requirements of clause (i) (B) or, if such transferor Bank's parent then meets the requirements of clause (i) (B), a wholly-owned affiliate of such parent, in each case in minimum amounts of not less than Five Million Dollars ($5,000,000) and integral multiples of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank) (it being understood that no Bank may hold Commitments of less than $5,000,000 in the aggregate, unless its Commitments shall have been reduced to zero) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any

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amount (in each case, an "ASSIGNEE"), all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of EXHIBIT "E" hereto executed by such Assignee and such transferor Bank, with (and subject to) the consent of the Administrative Agent and, provided that no Event of Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed; PROVIDED that if an Assignee is an affiliate of such transferor Bank which meets the requirements of clause
(i) (B) above or was a Bank immediately prior to such assignment, no such consent shall be required; and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section
8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

          (d) Any Bank (each, a "DESIGNATING LENDER") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to

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the terms of this Section 9.6(d) and the provisions in Section 9.6(b) and (c)
shall not apply to such designation. No Bank may designate more than one (1) Designated Lender at any one time. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.3(b)) to make Money Market Loans on behalf of its Designating Lender pursuant to Section 2.3 after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; PROVIDED, HOWEVER, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Banks for each and every obligation of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.6 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by

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the Designated Lender on its own behalf and shall be binding upon the Designated
Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Section 9.6 (b) and (c).

          (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note and the Letter(s) of Credit participated in by such Bank or, in the case of the Fronting Bank, issued by it, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.7 COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.8   GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT

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GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          SECTION 9.9 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of

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telegraphic or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.11 SURVIVAL. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

          SECTION 9.12 DOMICILE OF LOANS. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

          SECTION 9.13 LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 9.14 RECOURSE OBLIGATION. This Agreement and the Obligations hereunder are fully recourse to the Borrower and EQR pursuant to the EQR Guaranty. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower or any officer, director, shareholder or employee of EQR except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

          SECTION 9.15 CONFIDENTIALITY. The Administrative Agent and each Bank shall use reasonable efforts to assure that information about Borrower, EQR and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent or any Bank or by any applicable law, rule, regulation or judicial process.

          SECTION 9.16  BANK'S FAILURE TO FUND.

          (a) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of Section 2.4 or Section 2.16(e) hereof, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, in accordance with the provisions of Section 2.4(c) or Section 2.16(e) hereof.

If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this Section or Sections 2.4(c) or 2.16(e) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with Sections 2.4(b) or 2.16(e) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

          (b) If a Bank does not advance to Administrative Agent such Bank's pro rata share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's pro rata share of such Loan.

          (c) As used herein, the following terms shall have the meanings set forth below:

          (i) "DEFAULTING BANK" shall mean any Bank which (x) does not advance to the Administrative Agent such Bank's pro rata share of a Loan in accordance herewith for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Domestic Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

          (ii) "JUNIOR CREDITOR" means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank's pro rata share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

          (iii) "PAYMENT IN FULL" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

          (iv) "SENIOR DEBT" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or
(g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

          (v) "SUBORDINATED DEBT" means (x) any and all indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

          (d) Immediately upon a Bank's becoming a Junior Creditor, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

          (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

          (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

          (iii)  enforce or apply any security for any Subordinated Debt; or

          (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

          (e)    In the event of:

          (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

          (ii) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

          (iii)  any assignment by the Borrower for the benefit of creditors;

          (iv) any sale or other transfer of all or substantially all assets of the Borrower; or

          (v)    any other marshaling of the assets of the Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

          (f) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

          (g) (i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

          (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

          (h) (i) Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

          (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

          (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

          (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

          (v) If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

          (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

          (i) (i) In addition to and not in limitation of the subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not

Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

          (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

          (j) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks is required under
Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; PROVIDED, HOWEVER, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

          (k) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank's pro rata share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's pro rata share and the pro rata share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated pro rata share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the pro rata share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

          SECTION 9.17 NO BANKRUPTCY PROCEEDINGS. Each of the Borrower, the Banks and the Administrative Agent hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the Maturity Date.

          SECTION 9.18  DOWN REIT GUARANTIES.

          (a) Notwithstanding any other provision hereof or any other Loan Document to the contrary, the Administrative Agent, the Banks and Designated Lenders agree with Borrower that any funds, claims, or distributions actually received by the Administrative Agent for the account of any Bank or Designated Lender as a result of the enforcement of, or pursuant to, any Down REIT Guaranty, net of the Administrative Agent's and the Banks' expenses of collection thereof (such net amount, "DOWN REIT GUARANTY PROCEEDS"), shall be made available for distribution equally and ratably (in proportion to the aggregate amount of principal, interest and other amounts then owed in respect of the Obligations or of an issuance of Public Debt, as the case may be) among the Administrative Agent, the Banks and the Designated Lenders and the trustee or trustees of any Unsecured Debt, not subordinated to the Obligations (or to the holders thereof), issued by Borrower, before or after the Effective Date, in offerings registered under the Securities Act of 1933, as amended, or in transactions exempt from registration pursuant to rule 144A or Regulation 8 thereunder or listed on non-U.S. securities exchanges ("PUBLIC DEBT"), and the Administrative Agent is hereby authorized by Borrower, by each Bank (on its own behalf and on behalf of its Designated Lender, if any) and by each Down

REIT Guarantor by its execution and delivery of a Down REIT Guaranty, to make such Down REIT Guaranty Proceeds so available. No Bank or Designated Lender shall have any interest in any amount paid over by the Administrative Agent to the trustee or trustees in respect of any Public Debt (or to the holders thereof) pursuant to the foregoing authorization. This SECTION 9.18 shall apply solely to Down REIT Guaranty Proceeds, and not to any payments, funds, claims or distributions received by the Administrative Agent, any Bank or Designated Lender directly or indirectly from Borrower or any other Person other than from a Down REIT Guarantor pursuant to a Down REIT Guaranty. Borrower is aware of the terms of the Down REIT Guaranties, and specifically understands and agrees with the Administrative Agent, the Banks and the Designated Lenders that, to the extent Down REIT Guaranty Proceeds are distributed to holders of Public Debt or their respective trustees, such Down REIT Guarantor has agreed that the Obligations will not be deemed reduced by any such distributions and such Down REIT Guarantor shall continue to make payments pursuant to its Down REIT Guaranty until such time as the Obligations have been paid in full (and the Commitments have been terminated and any Letter of Credit returned), after taking into account any such distributions of Down REIT Guaranty Proceeds in respect of Indebtedness other than the Obligations.

          (b) Nothing contained herein shall be deemed (1) to limit, modify, or alter the rights of the Administrative Agent, the Banks and the Designated Lenders under any Down REIT Guaranty, (2) to subordinate the Obligations to any Public Debt, or (3) to give any holder of Public Debt (or any trustee for such holder) any rights of subrogation.

          (c) This SECTION 9.18 and all Down REIT Guaranties, are for the sole benefit of the Administrative Agent, the Banks and the Designated Lenders and their respective successors and assigns. Nothing contained herein or in any Down REIT Guaranty shall be deemed for the benefit of any holder of Public Debt, or any trustee for such holder; nor shall anything contained herein or therein be construed to impose on the Administrative Agent, any Bank or any Designated Lender any fiduciary duties, obligations or responsibilities to the holders of any Public Debt or their trustees (including, but not limited to, any duty to pursue any Down REIT Guarantor for payment under its Down REIT Guaranty).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       ERP OPERATING LIMITED PARTNERSHIP

                                       By: Equity Residential


                                           By: /s/ Mark J. Parrell
                                              ---------------------
                                              Name:  Mark J. Parrell
                                              Title: Vice President

                                       Facsimile number: (312) 454-0039
                                       Address:  Two North Riverside Plaza
                                                 Suite 400
                                                 Chicago, Illinois 60606
                                                 Attn: Chief Financial Officer

For purposes of agreeing to be bound
by the provisions of Section 5.13 only:

EQUITY RESIDENTIAL

By: /s/ Mark J. Parrell
   ---------------------
   Name:  Mark J. Parrell
   Title: Vice President

COMMITMENTS

$55,000,000___                         BANK OF AMERICA,  N.A., as
                                       Administrative Agent, as
                                       Swingline Lender and as a Bank


                                       By:
                                           ------------------------
                                       Name:  Megan McBride
                                       Title: Principal

                                       Bank of America, N.A.
                                       Mail Code IL1-231-12-18
                                       231 South LaSalle Street
                                       Chicago, Illinois 60697
                                       Attention: Megan McBride
                                       Telecopy: (312) 974-4970

$55,000,000___                         JPMORGAN CHASE BANK, as Syndication
                                       Agent and as a Bank


                                       By:
                                           ------------------------
                                           Name:  Marc Costantino
                                           Title: Vice President

$45,000,000___                         BANK ONE, N.A., as Co-Syndication
                                       Agent and as a Bank


                                       By:
                                           ------------------------
                                           Name:  Angela L. Kleiman
                                           Title: Associate Director

$45,000,000___                         COMMERZBANK AG, NEW YORK BRANCH, as
                                       Co-Documentation Agent and as a
                                       Bank


                                       By:
                                           ------------------------
                                           Name:  Ralph C. Marra
                                           Title: Vice President

                                       By:
                                           ------------------------
                                           Name:  David Buettner
                                           Title: Assistant Vice President

$45,000,000___                         WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Co-Documentation
                                       Agent and as a Bank


                                       By:
                                           ------------------------
                                           Name:  Rex E. Rudy
                                           Title: Director

$40,000,000___                         PNC BANK, NATIONAL ASSOCIATION, as
                                       a Bank


                                       By:
                                           ------------------------
                                           Name:  Michael E. Smith
                                           Title: Vice President

$40,000,000___                         WELLS FARGO BANK, N.A., as a Bank


                                       By:
                                           ------------------------
                                           Name:  Scott S. Solis
                                           Title: Vice President

$25,000,000___                         THE BANK OF NEW YORK, as a Bank


                                       By:
                                           ------------------------
                                           Name:  David V. Fowler
                                           Title: Vice President

$25,000,000___                         CITICORP REAL ESTATE INC., as a
                                       Bank


                                       By:
                                           ------------------------
                                           Name:  Andrew Robinson
                                           Title:

$35,000,000___                         LASALLE BANK, N.A., as a Bank


                                       By:
                                           -------------------------
                                           Name:
                                           Title: Assistant Vice President

$25,000,000___                         MORGAN STANLEY BANK, as a Bank


                                       By:
                                           -------------------------
                                           Name:  Jaap E. Tonckens
                                           Title: Vice President

$30,000,000___                         SUNTRUST BANK, as a Bank


                                       By:
                                           -------------------------
                                           Name: Nancy Richards
                                           Title: Vice President

$35,000,000___                         U.S. BANK NATIONAL ASSOCIATION, as
                                       a Bank


                                       By:
                                           --------------------------
                                           Name:  Gregory S. Pearson
                                           Title: Vice President

$15,000,000___                         ALLFIRST BANK, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Barbara L. Simmons
                                           Title: Senior Vice President

$10,000,000___                         ALLIED IRISH BANKS PLC, as a Bank
                                         New York Branch


                                       By:
                                           --------------------------
                                           Name:  Anthony O'Reilly
                                           Title: Vice President

$25,000,000___                         AMSOUTH BANK, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Robert W. Blair
                                           Title: Vice President

$25,000,000___                         SOUTHTRUST BANK, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Lynn W. Feuerlein
                                           Title: Group Vice President

$25,000,000___                         UNION BANK OF CALIFORNIA, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Patrick Trowbridge
                                           Title: Vice President

$20,000,000___                         COMERICA BANK, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Jessica L. Kempf
                                           Title: Account Officer

$15,000,000___                         CHANG HWA COMMERCIAL BANK LTD., NEW
                                       YORK BRANCH, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Chen-Yu Chen
                                           Title: VP and Deputy General Manager

$15,000,000___                         THE NORTHERN TRUST COMPANY, as a
                                       Bank


                                       By:
                                           --------------------------
                                           Name:  Eleanor Grumman
                                           Title: 2nd Vice President

$15,000,000___                         E. SUN COMMERCIAL BANK, LTD., LOS
                                       ANGELES BRANCH, as a Bank


                                       By:
                                           --------------------------
                                           Name:  Benjamin Lin
                                           Title: EVP and General Manager

$25,000,000___                         MERRILL LYNCH BANK USA, as a Bank


                                       By:
                                           --------------------------
                                           Name:  D. Kevin Imlay
                                           Title: Senior Credit Officer

$10,000,000___                         ISRAEL DISCOUNT BANK OF NEW YORK,
                                       as a Bank


                                       By:
                                           --------------------------
                                           Name:  Chet Davis
                                           Title: Senior Vice President


                                       By:
                                           --------------------------
                                           Name:  Gary M. Solomon
                                           Title: Vice President

TOTAL COMMITMENTS

$700,000,000

                                  SCHEDULE 4.6

                          Borrower and EQR ERISA Plans

The employees of EQR and the Borrower may currently participate in a 401(k)
Plan.

Other benefits include:   Employee share purchase plan, stock option plan,
                          health care plan, dental care, life insurance and accidental death and dismemberment plan, travel/accident insurance, short-term disability, long-term disability, sick time, vacation time, personal days, holidays and direct paycheck deposit.

                                 Schedule 4.6-1

                               SCHEDULE 5.13(c)(1)


                                      None












                              Schedule 5.13(c)(1)-1

                               SCHEDULE 5.13(c)(2)


                                      None














                              Schedule 5.13(c)(2)-1

                                                                     EXHIBIT A-1

                                      NOTE


                                                               Chicago, Illinois

                                                               ________ __, 2002

     For value received, ERP Operating Limited Partnership, an Illinois limited partnership (the "BORROWER"), promises to pay to the order of ____________ (the "PAYEE"), for the account of its Applicable Lending Office, the unpaid principal amount of each Money Market Loan made by the Payee to the Borrower pursuant to the Agreement referred to below on the last day of the applicable Interest Period and on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Money Market Loan on the dates and at the rate or rates provided for in the Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., __________________, Chicago, Illinois ___________.

          All Money Market Loans made by the Payee, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Payee and, if the Payee so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Money Market Loan then outstanding may be endorsed by the Payee on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

          This note is one of the Designated Lender Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Revolving Credit Agreement, dated as of May 29, 2002 among the Borrower, the banks listed on the signature pages thereof, BANK OF AMERICA, N.A., as

                                  Exhibit A-1-1

Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent (as the same may be amended from time to time, the "AGREEMENT"). Terms defined in the Agreement are used herein with the same meanings. Reference is made to the Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                       ERP OPERATING LIMITED PARTNERSHIP

                                       By: Equity Residential


                                       By:
                                           -------------------------
                                           Name:
                                           Title:

                                  Exhibit A-1-2

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                     Amount of
         Amount of      Type of      Principal       Maturity       Notation
Date       Loan          Loan         Repaid           Date         Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Exhibit A-1-3

                                                                     EXHIBIT A-2

                                      NOTE


                                                            Chicago, Illinois

                                                               ________ __, 2002

          For value received, ERP Operating Limited Partnership, an Illinois partnership (the "BORROWER"), promises to pay to the order of ____________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Agreement referred to below on the Maturity Date (as such term is defined in the Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Bank of America, N.A., __________, Chicago, Illinois ___________.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Agreement.

          This note is one of the Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Revolving Credit Agreement dated as of May 29, 2002 among the Borrower, the banks party thereto, BANK OF AMERICA, N.A., as Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent (as the same may be amended from time to time, the "AGREEMENT"). Terms defined in the Agreement are used herein with the same meanings. Reference is made to the Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                       ERP OPERATING LIMITED PARTNERSHIP

                                       By: Equity Residential


                                           By:
                                              -------------------------
                                              Name:
                                              Title:

                                  Exhibit A-2-2

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                                      Amount of
          Amount of     Type of       Principal        Maturity       Notation
Date        Loan         Loan          Repaid            Date         Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Exhibit A-2-3

                                                                       EXHIBIT B

                       FORM OF MONEY MARKET QUOTE REQUEST


                                                                [Date]



To:       Bank of America, N.A. (the "Administrative Agent")

From:     ERP Operating Limited Partnership

Re: Revolving Credit Agreement (the "Agreement") dated as of ____________, 2002 among ERP Operating Limited Partnership, the Banks parties thereto, the Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent

          We hereby give notice pursuant to Section 2.3 of the Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing: __________________

Principal Amount*                            Interest Period**
-----------------                            ---------------
$

----------
*  Amount must be $3,000,000 or a larger multiple of $100,000.

** Not less than 14 days (LIBOR Auction) or not less than 14 days (Absolute Rate
   Auction), subject to the provisions of the definition of Interest Period.

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Terms used herein have the meanings assigned to them in the Agreement.

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (Chicago time) on [date].

                                       ERP OPERATING LIMITED PARTNERSHIP

                                       By: Equity Residential

                                           By
                                             ---------------------------
                                           Name:
                                           Title:

                                   Exhibit B-2

                                                                       EXHIBIT C


                           FORM OF NOTICE OF BORROWING


                                                        _______, _

Bank of America, N.A., as Administrative Agent for the Lenders party to the Revolving Credit Agreement referred to below

____________

____________

Attention:

Ladies and Gentlemen:

          Reference is hereby made to that certain Revolving Credit Agreement dated as of May 29, 2002 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among ERP OPERATING LIMITED PARTNERSHIP (the "BORROWER"), the BANKS listed on the signature pages hereof, BANK OF AMERICA, N.A., as Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent.

          The Borrower hereby gives you notice, irrevocably, pursuant to
SECTION 2.1(b) of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required pursuant to the terms of the Credit Agreement:

          1.     Amount of Loans: $ _____________

          2.     If a Letter of Credit: Amount $ ____; Beneficiary: ___________,
                 Term: _________

          3.     Date of Borrowing: ___________

                                   Exhibit C-1

          4.     Type of Loan (check one only):

                 ___ Base Rate Loan

                 ___ Euro-Dollar Loan with Euro-Dollar Interest
                     Period of:
                     ____ [30, 60, 90 or 180 days (or shorter but
                          not less than 7 days)] ending _____

                 ____Swingline Loan

     Proceeds of such Loans are to be credited to Bank of America Account #7366401182 (or wired to such other bank and account as instructed) (or used to pay down [Base Rate Loan, Swingline Loan or Money Market Loan] in the amount of $_______).

     The Borrower hereby certifies that the conditions precedent contained in SECTION [3.1] [3.2] are satisfied on the date hereof and will be satisfied on the funding date of the proposed Borrowing.


                                       ERP OPERATING LIMITED PARTNERSHIP

                                       By: Equity Residential

                                           By
                                             --------------------------
                                             Name:
                                             Title:

                                   Exhibit C-2

                                                                       EXHIBIT D

                           FORM OF MONEY MARKET QUOTE

To:  Bank of America, N.A., as Agent

Re:  Money Market Quote to ERP Operating Limited Partnership (the "Borrower")

          In response to your invitation on behalf of the Borrower dated ______, 200__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________
2.   Person to contact at Quoting Bank:

     ________________________________
3.   Date of Borrowing: _________________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal    Interest      Money Market
Amount**     Period***     [Margin****]    [Absolute Rate*****]
---------    ---------     ------------    --------------------
$

$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $______________.]**

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement dated as of ___________, 2002, among ERP Operating Limited Partnership, the Banks parties thereto, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent, and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

     Terms used herein have the meanings assigned to them in the Agreement.

                                            Very truly yours,

                                            [NAME OF BANK]


Dated:                                      By:
      ---------------                           -----------------------------
                                                Authorized Officer

----------
*     As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $100,000.
*** Not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                   Exhibit D-2

                                                                       EXHIBIT E

                               TRANSFER SUPPLEMENT

          TRANSFER SUPPLEMENT (this "TRANSFER SUPPLEMENT") dated as of ________, 200_ between ___________________ (the "ASSIGNOR") and _______________ having an address at _________________ (the "PURCHASING BANK").

                              W I T N E S S E T H:

          WHEREAS, the Assignor has made loans to ERP Operating Limited Partnership, an Illinois limited partnership (the "BORROWER"), pursuant to the Revolving Credit Agreement, dated as of __________, 2002 (as the same may be amended, supplemented or otherwise modified through the date hereof, the "AGREEMENT"), among the Borrower, the banks party thereto, BANK OF AMERICA, N.A., as Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement; and

          WHEREAS, the Purchasing Bank desires to purchase and assume from the Assignor, and the Assignor desires to sell and assign to the Purchasing Bank, certain rights, title, interest and obligations under the Agreement.

          NOW, THEREFORE, IT IS AGREED:

          1. In consideration of the amount set forth in the receipt (the "RECEIPT") given by Assignor to Purchasing Bank of even date herewith, and transferred by wire to Assignor, the Assignor hereby assigns and sells, without recourse, representation or warranty except as specifically set forth herein, to the Purchasing Bank, and the Purchasing Bank hereby purchases and assumes from the Assignor, a __% interest (the "PURCHASED INTEREST") of the Loans constituting a portion of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor in any Loans owing to the Assignor, any Note held by the Assignor, any Loan Commitment of the Assignor and any other interest of the Assignor under any of the Loan Documents, including any participation in any Letter of Credit.

          2. The Assignor (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of its share of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $ ________; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) represents and warrants that it has not received any notice of Default or Event of Default from the Borrower; (iv) represents and warrants that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (v) represents and warrants that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (vi) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (or the truthfulness or accuracy thereof) made in or in connection with the Agreement, or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, or the other Loan Documents or any other instrument or document furnished pursuant thereto; and (vii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto. Except as a result of a material misrepresentation of those representations specifically set forth in this Paragraph 2, this assignment shall be without recourse to Assignor.

          3. The Purchasing Bank (i) confirms that it has received a copy of the Agreement, and the other Loan Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement and to become a party to the Agreement, and has not relied on any statements made by Assignor or Skadden, Arps,

                                   Exhibit E-2

Slate, Meagher & Flom LLP; (ii) agrees that it will, independently and without reliance upon any of the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals and decisions in taking or not taking action under the Agreement, and the other Loan Documents; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement, and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto;
(iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank; (v) specifies as its address for notices and lending office, the office set forth beneath its name on the signature page hereof; (vi) confirms that it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and that all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (vii) certifies that this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (viii) confirms that the interest being assigned hereunder is being acquired by it for its own account, for investment purposes only and not with a view to the public distribution thereof and without any present intention of its resale in either case that would be in violation of applicable securities laws.

          4. This Transfer Supplement shall be effective on the date (the "EFFECTIVE DATE") on which all of the following have occurred (i) it shall have been executed and delivered by the parties hereto, (ii) copies hereof shall have been delivered to the Administrative Agent and the Borrower, (iii) Purchasing Bank shall have received an original Note and (iv) the Purchasing Bank shall have paid to the Assignor the agreed purchase price as set forth in the Receipt.

          5. On and after the Effective Date, (i) the Purchasing Bank shall be a party to the Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Bank thereunder and be entitled to the benefits

                                   Exhibit E-3
and rights of the Banks thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement as to the Purchased Interest, relinquish its rights and be released from its obligations under the Agreement.

          6. From and after the Effective Date, the Assignor shall cause the Administrative Agent to make all payments under the Agreement, and the Notes in respect of the Purchased Interest assigned hereby (including, without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Bank.

          7. This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

          8. Assignor hereby represents and warrants to Purchasing Bank that it has made all payments demanded to date by Bank of America, N.A. ("BOFA") as Administrative Agent in connection with the Assignor's pro rata share of the obligation to reimburse the Agent for its expenses and made all Loans required. In the event BofA, as Administrative Agent, shall demand reimbursement for fees and expenses from Purchasing Bank for any period prior to the Effective Date, Assignor hereby agrees to promptly pay BofA, as Administrative Agent, such sums directly, subject, however, to Paragraph 12 hereof.

          9. Assignor will, at the cost of Assignor, and without expense to Purchasing Bank, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchasing Bank shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchasing Bank the property and rights hereby given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned and/or intended now or hereafter so to be, on which Assignor may be or may hereafter become bound to convey or assign to Purchasing Bank, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement.

          10. The parties agree that no broker or finder was instrumental in bringing about this transaction. Each party shall indemnify, defend the other and hold the other free and harmless from and against any damages, costs or expenses

                                   Exhibit E-4

(including, but not limited to, reasonable attorneys' fees and disbursements) suffered by such party arising from claims by any broker or finder that such broker or finder has dealt with said party in connection with this transaction.

          11. Subject to the provisions of Paragraph 12 hereof, if, with respect to the Purchased Interest only, Assignor shall on or after the Effective Date receive (a) any cash, note, securities, property, obligations or other consideration in respect of or relating to the Loan or the Loan Documents or issued in substitution or replacement of the Loan or the Loan Documents, (b) any cash or non-cash consideration in any form whatsoever distributed, paid or issued in any bankruptcy proceeding in connection with the Loan or the Loan Documents or (c) any other distribution (whether by means of repayment, redemption, realization of security or otherwise), Assignor shall accept the same as Purchasing Bank's agent and hold the same in trust on behalf of and for the benefit of Purchasing Bank, and shall deliver the same forthwith to Purchasing Bank in the same form received, with the endorsement (without recourse) of Assignor when necessary or appropriate. If the Assignor shall fail to deliver any funds received by it within the same Domestic Business Day of receipt, unless such funds are received by Assignor after 4:00 p.m., Eastern Standard Time, then the following Domestic Business Day after receipt, said funds shall accrue interest at the federal funds interest rate and in addition to promptly remitting said amount, Assignor shall remit such interest from the date received to the date such amount is remitted to the Purchasing Bank.

          12. Assignor and Purchasing Bank each hereby agree to indemnify and hold harmless the other, each of its directors and each of its officers in connection with any claim or cause of action based on any matter or claim based on the acts of either while acting as a Bank under the Agreement. Promptly after receipt by the indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such

                                   Exhibit E-5
indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall the indemnified party settle or consent to a settlement of such cause of action or claim without the consent of the indemnifying party.

                                   Exhibit E-6

          13. THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

Wire Transfer Instructions:                 ___________________________________

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            -----------------------------------


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

Receipt and Consent acknowledged this _____ day of ______, 200_:

BANK OF AMERICA, N.A.,
     as Administrative Agent


By:
    ---------------------------------
    Name:
    Title:

[IF REQUIRED ADD THE FOLLOWING:]

ERP OPERATING LIMITED PARTNERSHIP

By: Equity Residential

     By:
         -----------------------------------
          Name:
          Title:

                                   Exhibit E-7

                                                                       EXHIBIT G

                          FORM OF DESIGNATION AGREEMENT

                          Dated _____________, 200____

          Reference is made to that certain Revolving Credit Agreement, dated as of ____________, 2002 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among ERP OPERATING LIMITED PARTNERSHIP, the banks parties thereto, and BANK OF AMERICA, N.A. (the "ADMINISTRATIVE AGENT"), as Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, BANK ONE, NA, as Co-Syndication Agent, COMMERZBANK AG, NEW YORK BRANCH, as Co-Documentation Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent. Terms defined in the Agreement are used herein with the same meaning.

          [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), and the Administrative Agent agree as follows:

                 1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Money Market Loans pursuant to Article III of the Agreement. Any assignment by Designor to Designee of its rights to make a Money Market Loan pursuant to such Article III shall be effective at the time of the funding of such Money Market Loan and not before such time.

                 2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

                 3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Articles IV and V of the Agreement and

                                   Exhibit G-1
such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Loan Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

                 4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Agreement, to deliver and receive all communications and notices under the Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Agreement or other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

                 5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

                 6. The Administrative Agent hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or

                                   Exhibit G-2
similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the Maturity Date.

                 7. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, PROVIDED that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

                 8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Agreement with a right (subject to the provisions of Section 2.3(b)) to make Money Market Loans as a Bank pursuant to Section 2.3 of the Agreement and the rights and obligations of a Bank related thereto; PROVIDED, HOWEVER, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designee which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designor, as administrative agent for the Designee, shall be and remain obligated to the Borrower, the Administrative Agent and the Banks for each and every of the obligations of the Designee and its Designor with respect to the Agreement, including, without limitation, any indemnification obligations under Section 7.6 of the Agreement and any sums otherwise payable to the Borrower by the Designee.

                 9. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                 10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be

                                   Exhibit G-3
deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                                   Exhibit G-4

          IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:                                 -------------------------------,
200_

                                                [NAME OF DESIGNOR], as
                                                Designor

                                                By:
                                                    ----------------------------
                                                Title:
                                                       -------------------------

                                                [NAME OF DESIGNEE] as
                                                Designee

                                                By:
                                                    ----------------------------
                                                Title:
                                                       -------------------------

                                                Applicable Lending Office
                                                (and address for notices):

                                                          [ADDRESS]

     Accepted this _______________ day
     of __________________, 200_

     BANK OF AMERICA, N.A.,
     as Administrative Agent

     By:
        --------------------------
     Title:
           --------------------------

                                   Exhibit G-5

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I

     DEFINITIONS....................................................................   2
          SECTION 1.1   DEFINITIONS.................................................   2
          SECTION 1.2   ACCOUNTING TERMS AND DETERMINATIONS.........................  39
          SECTION 1.3   TYPES OF BORROWINGS.........................................  40

ARTICLE II

     THE CREDITS....................................................................  40
          SECTION 2.1   COMMITMENTS TO LEND.........................................  40
          SECTION 2.2   NOTICE OF BORROWING.........................................  41
          SECTION 2.3   MONEY MARKET BORROWINGS.....................................  43
          SECTION 2.4   NOTICE TO BANKS; FUNDING OF LOANS...........................  49
          SECTION 2.5   NOTES.......................................................  51
          SECTION 2.6   METHOD OF ELECTING INTEREST RATES...........................  52
          SECTION 2.7   INTEREST RATES..............................................  54
          SECTION 2.8   FEES........................................................  55
          SECTION 2.9   MATURITY DATE; EXTENSION....................................  57
          SECTION 2.10  MANDATORY PREPAYMENTS.......................................  58
          SECTION 2.11  OPTIONAL PREPAYMENTS........................................  59
          SECTION 2.12  GENERAL PROVISIONS AS TO PAYMENTS...........................  61
          SECTION 2.13  FUNDING LOSSES..............................................  62
          SECTION 2.14  COMPUTATION OF INTEREST AND FEES............................  63
          SECTION 2.15  USE OF PROCEEDS.............................................  63
          SECTION 2.16  LETTERS OF CREDIT...........................................  63
          SECTION 2.17  LETTER OF CREDIT USAGE ABSOLUTE.............................  67
          SECTION 2.18  SWINGLINE LOAN SUBFACILITY..................................  69

ARTICLE III

     CONDITIONS.....................................................................  72
          SECTION 3.1   CLOSING.....................................................  72
          SECTION 3.2   BORROWINGS..................................................  75

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES.................................................  76
          SECTION 4.1   EXISTENCE AND POWER.........................................  76
          SECTION 4.2   POWER AND AUTHORITY.........................................  77
          SECTION 4.3   NO VIOLATION................................................  77
          SECTION 4.4   FINANCIAL INFORMATION.......................................  78

                                                                                     Page
                                                                                     ----
          SECTION 4.5   LITIGATION..................................................  79
          SECTION 4.6   COMPLIANCE WITH ERISA.......................................  79
          SECTION 4.7   ENVIRONMENTAL MATTERS.......................................  79
          SECTION 4.8   TAXES.......................................................  80
          SECTION 4.9   FULL DISCLOSURE.............................................  80
          SECTION 4.10  SOLVENCY....................................................  80
          SECTION 4.11  USE OF PROCEEDS; MARGIN REGULATIONS.........................  81
          SECTION 4.12  GOVERNMENTAL APPROVALS......................................  81
          SECTION 4.13  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT..  81
          SECTION 4.14  PRINCIPAL OFFICES...........................................  81
          SECTION 4.15  REIT STATUS.................................................  81
          SECTION 4.16  PATENTS, TRADEMARKS, ETC....................................  82
          SECTION 4.17  OWNERSHIP OF PROPERTY.......................................  82
          SECTION 4.18  NO DEFAULT..................................................  82
          SECTION 4.19  LICENSES, ETC...............................................  82
          SECTION 4.20  COMPLIANCE WITH LAW.........................................  83
          SECTION 4.21  NO BURDENSOME RESTRICTIONS..................................  83
          SECTION 4.22  BROKERS' FEES...............................................  83
          SECTION 4.23  LABOR MATTERS ..............................................  83
          SECTION 4.24  INSURANCE...................................................  83
          SECTION 4.25  ORGANIZATIONAL DOCUMENTS....................................  84
          SECTION 4.26  QUALIFYING UNECUMBERED PROPERTIES...........................  84

ARTICLE V

     AFFIRMATIVE AND NEGATIVE COVENANTS.............................................  85
          SECTION 5.1   INFORMATION.................................................  85
          SECTION 5.2   PAYMENT OF OBLIGATIONS......................................  89
          SECTION 5.3   MAINTENANCE OF PROPERTY; INSURANCE; LEASES..................  89
          SECTION 5.4   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE............  90
          SECTION 5.5   COMPLIANCE WITH LAWS........................................  90
          SECTION 5.6   INSPECTION OF PROPERTY, BOOKS AND RECORDS...................  90
          SECTION 5.7   EXISTENCE...................................................  91
          SECTION 5.8   FINANCIAL COVENANTS.........................................  91
          SECTION 5.9   RESTRICTION ON FUNDAMENTAL CHANGES..........................  94
          SECTION 5.10  CHANGES IN BUSINESS.........................................  95
          SECTION 5.11  MARGIN STOCK................................................  96
          SECTION 5.12  HEDGING REQUIREMENTS........................................  96
          SECTION 5.13  EQR STATUS..................................................  96

                                                                                     Page
                                                                                     ----
ARTICLE VI

     DEFAULTS.......................................................................  98
          SECTION 6.1   EVENTS OF DEFAULT...........................................  98
          SECTION 6.2   RIGHTS AND REMEDIES......................................... 101
          SECTION 6.3   NOTICE OF DEFAULT........................................... 103
          SECTION 6.4   ACTIONS IN RESPECT OF LETTERS OF CREDIT..................... 103
          SECTION 6.5   DISTRIBUTION OF PROCEEDS AFTER DEFAULT...................... 106

ARTICLE VII

     THE AGENTS..................................................................... 106
          SECTION 7.1   APPOINTMENT AND AUTHORIZATION............................... 106
          SECTION 7.2   AGENCY AND AFFILIATES....................................... 106
          SECTION 7.3   ACTION BY ADMINISTRATIVE AGENT.............................. 107
          SECTION 7.4   CONSULTATION WITH EXPERTS................................... 107
          SECTION 7.5   LIABILITY OF ADMINISTRATIVE AGENT AND SYNDICATION AGENT..... 107
          SECTION 7.6   INDEMNIFICATION............................................. 108
          SECTION 7.7   CREDIT DECISION............................................. 109
          SECTION 7.8   SUCCESSOR ADMINISTRATIVE AGENT OR SYNDICATION AGENT......... 109
          SECTION 7.9   CONSENTS AND APPROVALS...................................... 110

ARTICLE VIII

     CHANGE IN CIRCUMSTANCES........................................................ 111
          SECTION 8.1   BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.... 111
          SECTION 8.2   ILLEGALITY.................................................. 112
          SECTION 8.3   INCREASED COST AND REDUCED RETURN........................... 114
          SECTION 8.4   TAXES....................................................... 116
          SECTION 8.5   BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS.. 119

ARTICLE IX MISCELLANEOUS............................................................ 120
          SECTION 9.1   NOTICES..................................................... 120
          SECTION 9.2   NO WAIVERS.................................................. 121
          SECTION 9.3   EXPENSES; INDEMNIFICATION................................... 121
          SECTION 9.4   SHARING OF SET-OFFS......................................... 123
          SECTION 9.5   AMENDMENTS AND WAIVERS...................................... 124
          SECTION 9.6   SUCCESSORS AND ASSIGNS...................................... 125

                                                                                     Page
                                                                                     ----
          SECTION 9.7   COLLATERAL.................................................. 129
          SECTION 9.8   GOVERNING LAW; SUBMISSION TO JURISDICTION................... 129
          SECTION 9.9   COUNTERPARTS; INTEGRATION; EFFECTIVENESS.................... 129
          SECTION 9.10  WAIVER OF JURY TRIAL........................................ 131
          SECTION 9.11  SURVIVAL.................................................... 131
          SECTION 9.12  DOMICILE OF LOANS........................................... 131
          SECTION 9.13  LIMITATION OF LIABILITY..................................... 131
          SECTION 9.14  RECOURSE OBLIGATION......................................... 131
          SECTION 9.15  CONFIDENTIALITY............................................. 132
          SECTION 9.16  BANK'S FAILURE TO FUND...................................... 132
          SECTION 9.17  NO BANKRUPTCY PROCEEDINGS................................... 140
          SECTION 9.18  DOWN REIT GUARANTIES........................................ 140

Schedule 2.16 - Letters of Credit
Schedule 4.6 - Borrower and EQR ERISA Plans
Schedule 4.17
Schedule 5.13(c)(i) - None
Schedule 5.13(c)(2) - None
Exhibit A-1 - Form of Designated Lender Note
Exhibit A-2 - Form of Note
Exhibit B - Form of Money Market Quote Request
Exhibit C - Notice of Borrowing
Exhibit D - Form of Money Market Quote
Exhibit E - Transfer Supplement
Exhibit F - Qualified Unencumbered Properties
Exhibit G - Designation Agreement
Exhibit H - Down REIT Guaranty